UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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HURON CONSULTING GROUP INC.

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550 West Van Buren Street

Chicago, IL 60607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2010

The Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company”) will be held at the Company’s offices located at Six Concourse Parkway, Suite 2050, Atlanta, Georgia 30328 on May 3, 2010, at 1:00 p.m. Eastern Daylight Savings Time, for the following purposes:

1) To elect to the board of directors the three persons nominated by the board of directors;

2) To approve the Company’s Amended and Restated 2004 Omnibus Stock Plan;

3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2010; and

4) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 8, 2010 will be entitled to notice of and to vote at the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the board of directors, and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time prior to the meeting, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting to be

Held on May 3, 2010

The Proxy Statement and Annual Report to Stockholders are

available at www.edocumentview.com/HURN

By Order of the Board of Directors

Natalia Delgado, Corporate Secretary

Chicago, Illinois

March 24, 2010

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2010 Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company,” “Huron,” “we” or “us”). The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Monday, May 3, 2010 at 1:00 p.m., Eastern Daylight Savings Time, at the Company’s offices located at Six Concourse Parkway, Suite 2050, Atlanta, Georgia 30328. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 24, 2010.

GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting Requirements

The Company has one class of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on March 8, 2010 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 22,006,040 shares of common stock issued and outstanding.

The accompanying proxy is solicited from the holders of record of the common stock on behalf of the board of directors of the Company and is revocable at any time by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy by mail prior to the Annual Meeting. Furthermore, the stockholders who are present at the Annual Meeting may revoke their proxies and vote in person.

If your shares are held in a bank or brokerage account, you will receive proxy materials from your bank or broker, which will include a voting instruction form. If you would like to revoke a proxy given to your bank or broker, you must follow their instructions. If you would like to attend the Annual Meeting and vote these shares in person, you must obtain a proxy from your bank or broker. You must request the proxy from your bank or broker; they will not automatically supply one to you.

All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the proxies in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. The directors expect shares of common stock held by executive officers and directors of the Company will be voted “FOR” such proposals.

A quorum consisting of at least one-third of shares of common stock issued and outstanding must be present at the meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes, will be considered present at the meeting for purposes of determining a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s third amended and restated certificate of incorporation divides the Company’s board of directors into three classes, with each class being elected to a three-year term.

The board of directors has nominated James D. Edwards, John McCartney and James H. Roth as Class III Directors to be voted upon at the 2010 Annual Meeting. H. Eugene Lockhart and George E. Massaro are Class I Directors serving terms ending at the 2011 Annual Meeting. DuBose Ausley and John S. Moody are Class II Directors serving terms ending at the 2012 Annual Meeting.

This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of the three nominees as Class III Directors and the other matters described herein. The board of directors knows of no reason that Mr. Edwards, Mr. McCartney or Mr. Roth might be unavailable to serve as the Class III Directors, and each has expressed an intention to serve, if elected. If any of Mr. Edwards, Mr. McCartney or Mr. Roth is unable to serve, the shares represented by all valid proxies will be voted “FOR” the election of such substitute nominee as the board of directors may recommend. There are no arrangements or understandings between any of the persons nominated to be a Class III Director and any other person pursuant to which any of such nominees was selected.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting that are voted, provided that a quorum is represented at the meeting. Shares of common stock held by stockholders electing to abstain from voting and “broker non-votes” will be counted toward the presence of a quorum but will not be considered present and voting. Therefore, abstentions and “broker non-votes” will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of Mr. Edwards, Mr. McCartney and Mr. Roth as Class III Directors, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. EDWARDS, MR. MCCARTNEY AND MR. ROTH AS CLASS III DIRECTORS.

The tables below set forth certain information regarding the directors of the Company.

Nominees to Board of Directors

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
James D. Edwards	66	Retired Managing Partner—Global Markets at Arthur Andersen LLP	2004	Class III 2010

John McCartney	57	Chairman, A.M. Castle Corporation	2004	Class III 2010

James H. Roth	52	Chief Executive Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC, our principal operating subsidiary	2009	Class III 2010

James D. Edwards was elected to our board of directors on October 12, 2004. Mr. Edwards retired in 2002 as managing partner—global markets of Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen LLP in 1964 and served in several positions after that time. Mr. Edwards is also a director of Cousins Properties Incorporated, a publicly held REIT; Transcend Services, Inc., a provider of medical transcription services to the healthcare industry; and Crawford & Company, a global provider of claims adjustment and risk management solutions. Until February 2010, he had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries. Mr. Edwards received his B.S. in Accounting from Bob Jones University and is a member of the American Institute of Certified Public Accountants.

John McCartney was elected Non-executive Chairman of the board on March 9, 2010, effective the date of the Annual Meeting, subject to his re-election to the board at the Annual Meeting. He has served on our board since October 12, 2004. Mr. McCartney has served as chairman of the board of directors of A.M. Castle & Co., a global distributor of specialty metal and plastic products, since January 2007, and has served on that board since 1998. From January 2001 until March 2009, he served as chairman of the board of directors of Westcon Group, Inc., a specialty distributor of networking and communications equipment, on whose board he has served since August 1998. From December 2003 until January 2007, Mr. McCartney served as chairman of the board of First Circle Medical, Inc., a privately held medical therapy company. On May 7, 2009, he was elected to the board of Covance Inc., a biopharmaceutical drug development services company. On July 16, 2007, he was appointed a non-executive director of Datatec Limited, a networking technology and services company. He had previously served as vice chairman of the board of directors of Datatec from October 1998 until May 2004. In July 2005, Mr. McCartney was elected to the board of Federal Signal Corporation, a safety and security products manufacturer. From June 1997 to March 1998, he held the position of president of 3Com Corporation’s Client Access Unit. He joined the executive management team of US Robotics in March 1984 as vice president and chief financial officer and served in various executive capacities until serving as president and chief operating officer of US Robotics from January 1996 until its merger with 3Com Corporation in June 1997. Mr. McCartney received his B.A. in Philosophy from Davidson College and his MBA from The Wharton School of the University of Pennsylvania.

James H. Roth has served as Chief Executive Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC, our principal operating subsidiary, since July 30, 2009. He was elected to Huron’s board of directors on November 3, 2009. Previously, Mr. Roth served as Vice President, Health and Education Consulting for the Company since January 1, 2007. Since Huron’s inception in 2002, Mr. Roth has been a managing director and practice leader of the Company’s Higher Education Consulting Practice, which he grew into one of our largest organically grown practices. Mr. Roth has been a frequent speaker in national forums on matters relating to higher education and academic medical centers. He has also been instrumental in expanding our educational and healthcare practices into the Middle East and Asia. He received his B.A. in Political Science and Economics from Vanderbilt University and his MBA from Southern Methodist University.

Directors Not Standing for Election

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
H. Eugene Lockhart	60	Partner and Chairman, Financial Institutions, Diamond Castle Holdings LLC	2006	Class I 2011

George E. Massaro	62	Non-executive Chairman of the Board	2004	Class I 2011

DuBose Ausley	72	Attorney, Ausley & McMullen, P.A.	2004	Class II 2012

John S. Moody	61	President, Parkside Capital	2005	Class II 2012

H. Eugene Lockhart was elected to Huron’s board of directors on December 5, 2006. Since 2005, Mr. Lockhart has served as a partner and chairman, Financial Institutions, Diamond Castle Holdings LLC in New York, a private equity investment firm. Mr. Lockhart is also a director and audit committee chairman of RadioShack Corporation, a retail seller of consumer electronic goods and services, and serves on the board of Asset Acceptance Capital Corp., a purchaser of accounts receivable portfolios from consumer credit originators. Previously, he had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010. Since 2002, Mr. Lockhart has been a venture partner at Oak Investment Partners, a multi-billion dollar venture capital firm. Prior to that, from 2000 to 2002, he served as chairman and chief executive officer of New Power Holdings, a retail provider of energy to homes and small businesses throughout the United States. From 1999 to 2000, Mr. Lockhart was president of Consumer Services for AT&T. His prior positions include president of Global Retail Bank and Bank of America, as well as president and chief executive officer of MasterCard International. Mr. Lockhart received his B.S. in Mechanical Engineering from the University of Virginia and his MBA from The Darden Graduate School of Business at the University of Virginia. In addition, Mr. Lockhart is a CPA, licensed in the Commonwealth of Virginia.

George E. Massaro has served since July 30, 2009 as Huron’s Non-executive Chairman. With the appointment of Mr. McCartney as Non-executive Chairman, Mr. Massaro will resume the position of Vice Chairman of Huron’s board on the date of the Annual Meeting. Mr. Massaro had previously served as Vice Chairman from March 2005 until July 2009, and has served as a director since May 2004. Effective February 16, 2009, Mr. Massaro ceased to be an employee of the Company. He had served as our Chief Operating Officer and as Chief Operating Officer of Huron Consulting Services LLC from June 2003 until March 2005. Mr. Massaro joined Huron Consulting Services LLC in August 2002 as a managing director and subsequently became the leader of our disputes and investigations and valuation services practices. Previously, he served as the managing partner of Arthur Andersen LLP’s 1,200-person New England practice from 1998 to 2002 and managing partner of the Boston office from 1995 to 1998. Mr. Massaro has served clients in the financial services and high-technology industries. Mr. Massaro serves as a director of Charles River Laboratories, a provider of research products and preclinical services for the biomedical community, and of Eastern Bank Corporation, an independent mutual bank holding company in New England. He is also a member of the board of trustees of Mount Auburn Hospital in Cambridge. Mr. Massaro received his B.A. in Accounting and Finance from Bentley College and his MBA from Babson College.

DuBose Ausley was elected to our board of directors on October 12, 2004. He is an employee of Ausley & McMullen, P.A., a law firm in Tallahassee, Florida, where he was chairman for more than 25 years prior to June 2002. Mr. Ausley is a director of Capital City Bank Group, Inc., a financial services holding company; Tampa Electric Company, a public utility operating in the State of Florida, and its parent, TECO Energy, Inc.; and Capital Health Plan, an affiliate of Blue Cross and Blue Shield of Florida, Inc. on whose board he served from 1982 to 2005. Mr. Ausley served on the board of regents of the State University System of Florida from 1978 to 1994, and served as its chairman in 1981 and 1982. He also served on the board of trustees of Washington and Lee University for 10 years. In addition, he served as chairman of the Capital City Bank Group, Inc. from 1982 to 2003. Mr. Ausley received his B.A. in Economics from Washington and Lee University and his J.D. from the University of Florida College of Law.

John S. Moody was elected to our board of directors on November 8, 2005. He is president of Parkside Capital, formerly known as ProTerra Realty, a fund manager investing in real estate in Houston, Texas. He joined the board of directors of Potlatch Corp., a real estate investment trust, in September 2006, and on January 19, 2009 he assumed the role of Vice Chairman of Potlatch Corp. From 2001 to 2005, he served on the boards of directors of three publicly held REITs: Keystone Property Trust, CRIIMI MAE, Inc. and Equity Office Properties Trust. From 2004 until October 2005, Mr. Moody served as president and chief executive officer of HRO Asset Management, LLC, a real estate advisory business. From 2001 to 2004, Mr. Moody served as president of Marsh & McLennan Real Estate Advisors, Inc., a business that directed the execution of real estate projects and transactions for Marsh & McLennan. From 1995 to 2000, Mr. Moody was president and chief executive officer of Cornerstone Properties, Inc., a REIT that acquired, developed and operated large-scale Class A office buildings in major markets throughout the United States and that merged into Equity Office Properties Trust. Mr. Moody received his B.A. in History from Stanford University and his J.D. with honors from The University of Texas School of Law.

Executive Officers

The Company’s executive officers are as follows:

Name	Age	Position
James H. Roth	52	Chief Executive Officer and Director
David M. Shade	65	President and Chief Operating Officer
James K. Rojas	41	Vice President, Chief Financial Officer and Treasurer
Mary M. Sawall	54	Vice President, Human Resources
Natalia Delgado	56	Vice President, General Counsel and Corporate Secretary

James H. Roth’s biographical information is provided above under the caption “Nominees to Board of Directors.”

David M. Shade was appointed President and Chief Operating Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC on May 6, 2009. Before that date, he had served as Huron’s Vice President, Healthcare since May 2007. Prior to joining Huron, Mr. Shade was Principal, Chief Executive Officer and a founder of Wellspring Partners LTD. (“Wellspring Partners”), now a Huron Consulting Group practice. Previously, Mr. Shade served the healthcare consulting division of Ernst & Young in a variety of partner level roles for more than 21 years, where he moved the practice beyond healthcare finance into healthcare operations and strategy. He subsequently served as chief executive officer and principal investor of a firm specializing in healthcare valuation services. Before starting his professional career, Mr. Shade served as a combat officer with the 101st Airborne Division in the Republic of Vietnam, where he was decorated for valor. Mr. Shade is a Member of the Healthcare Financial Management Association and the American Hospital Association. Mr. Shade received his B.A. in Accounting from Miami University, Ohio, and his MBA from Northwestern University’s Kellogg School of Management.

James K. Rojas was appointed Vice President and Chief Financial Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC on July 30, 2009, and subsequently appointed Treasurer on November 3, 2009. Before returning to Huron, from 2007 to 2009, Mr. Rojas was the executive vice president and chief financial officer of Stop & Shop and Giant Supermarket Company, a subsidiary of Ahold USA, Inc., a grocery retailer. Prior thereto, he was the executive vice president—shared services of Ahold USA, Inc. from January 2007 to June 2007. Previously, from January 2006 to December 2006, he was the executive vice president and chief administration officer of U.S. Foodservice, a broadline foodservice distributor. Prior to that, from March 2005 through December 2005, Mr. Rojas served as Vice President of Corporate Development for Huron, as well as a managing director of Huron Consulting Services LLC from May 2002 through March 2005. Mr. Rojas received his B.B.A., with a concentration in Accounting, from the University of Notre Dame.

Mary M. Sawall has served as our Vice President, Human Resources since May 2004; as Vice President, Human Resources of Huron Consulting Services LLC since January 2004; and as managing director and head of Human Resources of Huron Consulting Services LLC since May 2002. Previously, she was executive vice president of human resources at Encore Development, a technology solutions provider, from 2000 to 2002 and at marchFIRST Inc., a global business and technology solutions provider, from 1998 to 2000. She has also served as director of human resources for the Illinois practice of Deloitte & Touche LLP and has held financial and administrative management positions at Booz Allen Hamilton Inc., a global strategy and technology consulting firm, and Cambridge Associates, a provider of investment and financial research and consulting services to nonprofit institutions. Ms. Sawall received her B.A. in the Program of Liberal Studies from the University of Notre Dame, her M.A. in Anthropology from Yale University and her MBA from Cornell University.

Natalia Delgado has served as our General Counsel and Corporate Secretary since September 2004. She was appointed Vice President on March 1, 2006. From January 1999 to September 2004, she was a principal at the law firm of Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. Prior to that, Ms. Delgado was a partner at the law firm of Jenner & Block. Ms. Delgado began her legal career at the law firm of LeBoeuf, Lamb,

Leiby and McRae, a predecessor of Dewey & LeBoeuf LLP. During her career in private practice, Ms. Delgado represented clients in securities and corporate matters, including public offerings, mergers and acquisitions and corporate restructurings. Her practice also involved advising clients regarding compliance with securities laws and corporate governance. Ms. Delgado received her A.B. in Liberal Arts from Oberlin College and her J.D. from the University of Michigan Law School. She is admitted to practice law in the States of Illinois and New York.

Director Independence

Our Corporate Governance Guidelines require that the board of directors make an annual determination regarding the independence of each of our directors. The board of directors has determined that Messrs. Ausley, Edwards, Lockhart, McCartney and Moody are “independent” as defined in the applicable listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its determination, the board of directors considered the standards of independence set forth in the NASDAQ Corporate Governance Listing Standards and all relevant facts and circumstances to ascertain whether there was any relationship between a director and the Company that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director, or any material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company).

Board Leadership Structure and Risk Oversight

Board Leadership.    At the time of the Company’s initial public offering, the Chief Executive Officer (the “CEO”) served as Chairman of the board, and the board did not have a lead director. At the January 2005 meeting of the Nominating and Corporate Governance Committee, the committee revised the Corporate Governance Guidelines to provide for a lead director position, whenever the Chairman is not an independent director, to be rotated by board meeting and, later, the board concluded that the position would rotate by quarter, among all independent directors. The role of the lead director at that time was to provide for an independent outside director to determine, in consultation with the Chairman, the agenda for each board meeting and to chair executive sessions of the board without the Chairman present.

In May 2008, the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, amended the Corporate Governance Guidelines to make the position of lead director an annual position, and James D. Edwards was elected lead director by the board to serve for one year or until his replacement was designated. The board also expanded the role of the lead director to include, in addition to reviewing the board agendas in advance of each meeting and chairing executive sessions, working closely with the Chairman of the board in carrying out the following:

•	Determining the appropriate schedule for the board meetings; and

•	Assessing the quality, quantity and timeliness of information provided from Company management to the board.

On July 31, 2009, the Company announced that it would be restating its financial statements for the years 2006, 2007, 2008 and the first quarter of 2009, and that Gary E. Holdren, the Chairman and Chief Executive Officer, had resigned. Concurrently, the Company created the position of Non-executive Chairman and announced that board member George E. Massaro, who had served as Chief Operating Officer (the “COO”) of the Company from 2003 to 2005, had assumed that position and agreed to assist management with the challenges presented by the restatement. As of March 9, 2010, the Company has accomplished certain high priority goals (the “High Priority Goals”) it had set for itself when it announced the restatement, including the following:

•	Our new management team was assimilated with our critical stakeholders – our people, clients and investors;

•	We filed the restated financials promptly and timely filed our second quarter 2009 report on Form 10-Q;

•	We renegotiated our bank facility with revised financial covenants;

•	We conducted a goodwill impairment analysis and recorded an impairment and timely filed our third quarter 2009 report on Form 10-Q;

•	We divested certain practices, implemented retention programs for key personnel throughout the Company, and made meaningful cost reductions;

•	We achieved 2009 financial results consistent with the revised guidance provided at the time of the restatement;

•	We implemented remediation actions to address failures in internal controls identified in connection with the restatement; and

•	We filed our 2009 annual report on Form 10-K with a finding that we had no material weaknesses and a conclusion that our internal controls were effective.

In light of the progress made by the Company, Mr. Massaro and the board believed that it was an appropriate time to appoint an independent Non-executive Chairman. Mr. Massaro, therefore, effective at the Annual Meeting, will resume his prior position on the board as Vice Chairman. In that role he will continue to devote his energies to addressing the remaining restatement related matters with the objective of allowing our management team to devote necessary time and attention to our clients, our people and the markets we serve.

On March 9, 2010, the board of directors elected to the position of Non-executive Chairman, effective the date of the Annual Meeting, John McCartney, who had served as an independent director and the chairman of the Audit Committee since the Company’s initial public offering, and who led the Audit Committee investigation of the events leading up to the financial restatement. In connection with these changes, Mr. McCartney resigned as chairman of the Audit Committee, but will continue to serve as a member of the Audit Committee. Mr. Lockhart, who has deep experience in supervising complex organizations in a variety of industries, has assumed the chairmanship of the Audit Committee. Mr. Lockhart also currently serves as chairman of the audit committee of RadioShack Corporation. Both Messrs. McCartney and Lockhart qualify as “independent” and “audit committee financial experts” under the relevant regulations. As Mr. McCartney qualifies as an “independent” chairman of the board, under the Company’s Corporate Governance Guidelines, he will carry out the responsibilities previously handled by the lead director when his appointment as independent Non-executive Chairman is effective. Mr. McCartney’s assumption of the role of Non-executive Chairman is subject to his re-election to the board at the Annual Meeting.

In addition, the board, after extended discussion, has concluded that the positions of the Non-executive Chairman and Chief Executive Officer should remain separate because, in the view of the board, the separation of powers is healthy for an organization. The Nominating and Corporate Governance Committee formally adopted this change at its meeting on March 9, 2010 and directed management to implement it by amending our Corporate Governance Guidelines and presenting the amended guidelines for approval at the May 2010 meeting.

Risk Oversight.    The board carries out its risk oversight functions by requiring direct reporting to the Audit Committee:

•	By the General Counsel of matters raised through the whistleblower hotline and other legal developments;

•	By Crowe Horwath, Huron’s internal auditors, of reports of internal audit; and

•	By the Chief Compliance Officer of compliance efforts and issues raised in implementing and monitoring our compliance program.

In addition, in 2010 we reviewed our material compensation policies and practices and reported to the Compensation Committee that we concluded that these policies and practices do not entail risks reasonably likely to have a material adverse effect on the Company. A committee comprised of the Chief Compliance Officer, the Chief Financial Officer (the “CFO”), the General Counsel, the Vice President, Human Resources and the Director of Compensation reviewed the plan elements, potential risks, and various controls in place with respect to Huron’s executive, managing director, employee and business developer compensation plans. We concluded that our compensation programs contain many controls and design features that mitigate excessive risk-taking behavior. These features include:

•	A balance of fixed and variable compensation;

•	Achievable, but challenging, goals and objectives;

•	Variable compensation comprised of cash incentives tied to short-term individual, team and company-wide achievements and equity incentives tied to the long-term growth of the Company;

•	Payouts modified based upon individual performance;

•	Share ownership and retention requirements;

•	Multiple controls, including Compensation Committee oversight and approval of (i) annual Company-wide bonus pools based on the achievement of Company and practice plans, and (ii) all equity grants;

•	Reference to peer group median in setting base and target pay for executive officers and use of a variety of market data for other employees; and

•	Use of independent compensation consultants to the Compensation Committee.

Both the Compensation Committee and the Audit Committee report to the board matters that present risks for the organization as a whole, and they are addressed by the board.

Board Meetings and Committees

The board of directors conducts its business through meetings of the full board, actions taken by written consent in lieu of meetings and by the actions of its committees. During 2009, the board of directors held 31 meetings.

During 2009, all directors attended at least 97% of the meetings of the board of directors and committees on which they served. Although the Company does not have a formal policy regarding director attendance at our annual meetings, we encourage directors to attend. All directors attended the 2009 Annual Meeting of Stockholders.

The board of directors operates in part through its three committees: Audit, Compensation, and Nominating and Corporate Governance. All committee members are “independent” as defined in the applicable listing standards of NASDAQ, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each of the committee charters is available on the Company’s web site at www.huronconsultinggroup.com.

Audit Committee.    The Audit Committee responsibilities include overseeing our accounting and financial reporting processes, overseeing the audits of our financial statements and internal control over financial reporting, and retaining and discharging our auditors. The Audit Committee met 18 times in 2009. The members of the Audit Committee are Messrs. Lockhart (Chairman), Ausley and McCartney. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The board of directors has also determined that each of Messrs. Lockhart and McCartney is an “audit committee financial expert,” as defined by the applicable securities regulations.

The Report of the Audit Committee for the fiscal year ended December 31, 2009 appears below under the caption “PROPOSAL 3—RATIFICATION OF APPOINTMENT OF AUDITOR—Report of the Audit Committee.”

Compensation Committee.    The Compensation Committee responsibilities include overseeing our compensation and benefit plans, including all compensation arrangements for executive officers and directors. The Compensation Committee met nine times in 2009. The members of the Compensation Committee are Messrs. Moody (Chairman), Ausley and Lockhart.

Management assists the Compensation Committee in the performance of its duties. Each year, the CEO reviews the performance and compensation of each of the executive officers and makes recommendations to the Compensation Committee with respect to base pay, annual cash incentives and long-term equity incentives. The Compensation Committee may exercise its discretion in modifying any recommended awards to executive officers. In the first half of 2009, the former CEO participated in all of the Compensation Committee’s general meetings, in all of the telephonic meetings and in all of the executive sessions, except for those in which the Compensation Committee considered the CEO’s performance, compensation and incentives. The Report of the Compensation Committee on Executive Compensation appears below under the caption “EXECUTIVE COMPENSATION—Compensation Committee Report.”

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee responsibilities include identifying and recommending to the board of directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Nominating and Corporate Governance Committee met three times in 2009. The members of the Nominating and Corporate Governance Committee are Messrs. Edwards (Chairman), Ausley and Moody.

Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all candidates for nomination to the board of directors, including those proposed by stockholders as provided below. The Nominating and Corporate Governance Committee reviews the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the board of directors and the Company. The board of directors believes that its nominees should reflect over time a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee selects qualified candidates and reviews its recommendations with the board of directors, which will decide whether to invite the candidate to be a nominee for election to the board of directors.

If the Nominating and Corporate Governance Committee receives a nominee recommendation from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate, and whether the Nominating and Corporate Governance Committee chose to nominate the candidate will be disclosed in the proxy statement, if the consent of both the stockholder and the candidate has been received.

For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must notify the Company’s Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors at a stockholders’ meeting. To make a director nomination at the Annual Meeting, a stockholder must notify the Company’s Corporate Secretary within the time periods specified under “SUBMISSION OF STOCKHOLDER PROPOSALS” below in the Proxy Statement. Notices should be sent to: Corporate Secretary, Huron Consulting Group, 550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607, or corporatesecretary@huronconsultinggroup.com. In either case, the notice must meet all of the requirements contained in the bylaws.

The notice must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the proposed nominee and any Stockholder Associated Person (as defined below);

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•

the name and record address of the stockholder who is submitting the notice; and any Stockholder Associated Person, or a nominee holder for a stockholder or any Stockholder Associated Person who owns shares of capital stock of the Company beneficially but not of record, as they appear on the Company stock ledger and current name and address, if different;

•

the class or series and number of shares of voting stock of the Company that are owned of record or beneficially by the stockholder who is submitting the notice and any Stockholder Associated Person and the date such shares were acquired and the investment intent of such acquisition;

•

a description of all arrangements or understanding between the stockholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the stockholder who is submitting the notice;

•

if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder is a holder of record of Company stock entitled to vote at the meeting and intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice;

•

any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•

to the extent known to the stockholder giving notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice; and

•

as to the stockholder giving notice and any Stockholder Associated Person, whether and to the extent which any hedging or any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of capital stock of the Company.

A “Stockholder Associated Person” of any stockholder is any person controlling, directly or indirectly, or acting in concert with, such stockholder; any beneficial owner of shares of capital stock of the Company owned of record or beneficially by such stockholder and any person controlling, controlled by, or under common control with, such Stockholder Associated Person.

Stockholder Communications Policy

The Company’s board of directors has established a process for stockholders to send communications to the board of directors. Stockholders may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:

Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

17th Floor

Chicago, Illinois 60607

E-mail messages should be sent to corporatesecretary@huronconsultinggroup.com.

A stockholder must include his or her name and address in any such written or e-mail communication. The communication must indicate that the sender is a Company stockholder.

Each communication intended for the board of directors and received by the Corporate Secretary that is related to the operation of the Company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. If the communication is mailed as personal, it will not be opened, but rather will be forwarded unopened to the intended recipient.

Diversity of Board Skills and Experience

Huron does not have a formal policy on diversity; however, its board believes that board nominees should reflect over time a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee, in discussing board composition, has focused on diversity of experience in relation to the development of the business. The Nominating and Corporate Governance Committee seeks candidates from regions where Huron offices are located, with prior management experience, experience on public company boards and regulated industries, particularly in higher education and healthcare, as Huron’s consulting work for those industries has grown rapidly.

Individual Contributions of Board Members

John McCartney, recently elected Huron’s Non-executive Chairman, effective the date of the Annual Meeting, has served as chairman and vice chairman of the boards of several public and private companies, as well as of an institution of higher education. His deep knowledge of accounting and his prior experience as chief financial officer and chief operating officer of a public company have prepared Mr. McCartney, while serving as chairman of the Audit Committee, to successfully guide Huron through the challenges of the past year, and should enable him to lead us through the resolution of the regulatory and legal proceedings facing Huron. Mr. McCartney is based in Chicago, the location of Huron’s principal business offices.

George Massaro, currently Non-executive Chairman and resuming his role as Vice Chairman effective the date of the Annual Meeting, has been uniquely able to contribute to the board deliberations on a multitude of issues because of his former experience as leader of our disputes and investigations practice and Chief Operating Officer of Huron from 2003 to 2005. Moreover, his 30 plus years of experience in public accounting and management of a professional services practice with Arthur Andersen enables him to provide a broad range of business insights as well as contacts in the business community. Beginning in early 2005 through March of 2006, he devoted his efforts to client matters and led our efforts in the Special Investigation of Fannie Mae. In March 2006, he reduced his role to approximately one-third time and continued to devote his efforts to similar client matters through February 2009. Mr. Massaro’s collective experience has served the Huron board well as it managed the challenges of the internal investigation last year, the subsequent financial restatement and the ongoing resolution of the various issues that the financial restatement triggered.

James H. Roth, our CEO, has, as a founding member of Huron, guided and grown Huron’s higher education consulting practice from a fledgling service offering to its prominent position today. Mr. Roth brings to the board his deep knowledge of the operations of institutions of higher education, including their healthcare and research facilities and their global expansion goals. Named in 2009 by Consulting Magazine as one of the Top 25 Most Influential Consultants, Mr. Roth brings to the board a deep understanding of the Huron organization and the consulting business, in particular, in the areas of higher education and healthcare, which comprise over 60% of Huron’s activities today.

DuBose Ausley has served on multiple boards of directors of companies, including telecoms, electric utilities and financial institutions. His experiences serving on the boards of healthcare companies, in particular health plans, as well as institutions of higher education, have allowed him to contribute the client perspective of those two principal areas of Huron’s business. As a practicing attorney and former chair of a law firm in the Southeast U.S., he is uniquely sensitive to the legal issues facing public companies, including those kinds of institutions. He also contributes to the board discussions and deliberations his professional legal knowledge as a litigator and his prior experiences as a member of corporate boards dealing with complex issues.

H. Eugene Lockhart brings to Huron’s board the know-how and experience he has amassed through his work overseeing and growing companies in which he represents venture capital investors, his experience as chief executive officer of leading corporations, and his service on the boards of companies in such diverse fields as financial services, healthcare and pharmaceuticals. Mr. Lockhart’s ample experience serving as chairman of the audit committee of public companies, including currently serving as chairman of the audit committee of RadioShack Corporation, make him particularly able to lead the Company’s Audit Committee as the Company continues to achieve its post-restatement goals and resolves the regulatory and legal proceedings. In addition, as the former executive and chairman of some of the most recognized companies in the world, Mr. Lockhart contributes to Huron his wealth of contacts, including his many contacts with investors.

James D. Edwards’ experience includes 38 years with Arthur Andersen in the professional services industry and 25 years in various leadership positions, including Managing Partner for all operations in the United States and North and South America from 1987 to 1997, which makes him uniquely suited to understand and successfully address the challenges and opportunities presented to Huron. Mr. Edwards’ deep knowledge of accounting and financial consulting services, his many years of experience managing a large segment of a professional services firm, as well as his network of prior Arthur Andersen clients in such diverse fields as real estate, pharmaceuticals, healthcare and risk management, provide Huron’s board deliberations a wealth of relevant management experience, knowledge of the consulting industry and contacts throughout the business world.

John S. Moody has devoted the majority of his career to real estate related businesses. He has served on multiple boards of directors, including holding positions as chairman and vice chairman, of companies organized as real estate investment trusts engaged in commercial real estate, as well as forest products. Mr. Moody has opened doors for Huron’s Houston office consultants to his many contacts in Texas. In addition, he is the former chief executive officer of a public company which owned Class A office buildings throughout the U.S. That experience, combined with his professional training as a real estate and corporate attorney, and broad experience in the capital markets, inform the board deliberations and enrich its discussions.

Compensation of Directors

During 2009, we paid each of our non-employee directors an annual cash retainer of $60,000 and $1,000 for each meeting of the board of directors or any committee of the board that he attended. At the recommendation of the Compensation Committee, the board of directors determined not to adjust its annual retainer and to eliminate the automatic increases of board compensation in the future. On September 22, 2009, the Compensation Committee approved an additional annual cash retainer of $300,000 for Mr. Massaro, with retroactive effect to August 1, 2009, upon his being named Non-executive Chairman of the board. Mr. Massaro agreed to lead the

Company following the resignation of the former Chairman of the board and to assist management with the various issues presented by the financial restatement. As discussed above, on March 9, 2010, the board elected Mr. McCartney Non-executive Chairman and Mr. Massaro will resume his role as Vice Chairman, all effective the date of the Annual Meeting. In connection with Mr. Massaro’s resuming his prior role as Vice Chairman, the Compensation Committee approved, effective April 1, 2010, an annual supplemental retainer of $25,000 in addition to the annual board retainer of $60,000. The Compensation Committee also approved an annual cash retainer, effective the date of the Annual Meeting, of $175,000, in addition to the annual board retainer of $60,000, for Mr. McCartney. He will not receive a fee for meetings he attends.

In addition to the annual cash retainer, we also pay an annual fee of $10,000 to the Chairperson of the Audit Committee and $7,500 to the Chairpersons of each of the Compensation Committee and Nominating and Corporate Governance Committee, for chairing the committees. All of our directors are reimbursed for out-of-pocket expenses for attending board and committee meetings. In 2005 and 2006, each new non-employee director received a restricted stock award of 15,000 shares. On December 4, 2007, the board of directors, upon the recommendation of the Compensation Committee, established the initial grant of restricted stock to new directors as a number of shares of restricted stock equal to approximately $400,000, based on the closing stock price on the date immediately preceding the grant date, vesting ratably over the following 12 calendar quarters. Since that date, however, no director has joined the board, and therefore no director has received a restricted stock grant in that amount. In the future, the Compensation Committee expects to make an initial grant of restricted stock to new directors in an amount necessary to attract persons with the skills and experiences it seeks, based on the facts and circumstances of the Company at the time.

In addition, each non-employee director receives an annual grant of restricted stock on the date of the Company’s annual meeting. Beginning in 2010, directors are expected to own Huron stock equal to at least three times the annual cash retainer (not including the supplemental retainers paid to the Non-executive Chairman and Vice Chairman). On May 6, 2009, each non-employee director received 3,622 shares, which vest ratably over the following 12 calendar quarters. Each share grant was equivalent to approximately $170,000, based on the closing stock price on May 5, 2009. At the recommendation of the Compensation Committee, the board of directors determined not to increase the amount of the annual grant of restricted stock and to eliminate automatic increases. Therefore, in 2010, on the date of the Annual Meeting, each non-employee director will be granted a number of shares of restricted stock approximately equal to $170,000, based on the closing stock price on the date immediately preceding the Annual Meeting. Although eligible to do so, no director has elected to participate in our deferred compensation plan, which is described under the caption “EXECUTIVE COMPENSATION—2009 Nonqualified Deferred Compensation”.

The Compensation Committee will review board compensation annually and make changes as it deems appropriate.

Director Compensation Table

The following table summarizes the fees paid and the aggregate grant date fair value of shares granted to each of the non-employee directors in 2009. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
DuBose Ausley (2)	118,000	170,017	—	288,017
James D. Edwards (3)	102,500	170,017	—	272,517
H. Eugene Lockhart (4)	109,000	170,017	—	279,017
George E. Massaro (5)	204,167	170,017	—	374,184
John McCartney (6)	122,000	170,017	—	292,017
John S. Moody (7)	108,500	170,017	—	278,517

(1)	This column represents the aggregate grant date fair value of shares granted to our directors in 2009. Grant date fair value is based on the closing price of Huron stock on the last trading day prior to the grant date. Each of these grants vests ratably over the 12 calendar quarters following the grant.

(2)	At December 31, 2009, Mr. Ausley held 5,116 shares of restricted common stock and options to purchase 10,000 shares of our common stock. All of the outstanding options held by Mr. Ausley have vested.

(3)	At December 31, 2009, Mr. Edwards held 5,116 shares of restricted common stock and options to purchase 12,903 shares of our common stock. All of the outstanding options held by Mr. Edwards have vested.

(4)	At December 31, 2009, Mr. Lockhart held 5,116 shares of restricted common stock.

(5)	At December 31, 2009, Mr. Massaro held 3,019 shares of restricted common stock.

(6)	At December 31, 2009, Mr. McCartney held 5,116 shares of restricted common stock and options to purchase 12,903 shares of our common stock. All of the outstanding options held by Mr. McCartney have vested.

(7)	At December 31, 2009, Mr. Moody held 5,116 shares of restricted common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon our review of forms filed by directors, officers and certain beneficial owners of our common stock (the “Section 16(a) Reporting Persons”) pursuant to Section 16 of the 1934 Act, we have not identified any late filings in 2009.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:

•	each person known by us to beneficially own 5% or more of our common stock;

•	each of our named executive officers currently employed by the Company;

•	each member of our board of directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more stockholder, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Name of beneficial owner(1)	Beneficial Ownership
	Shares	%
Baron Capital Group, Inc. (2)	1,250,000	5.7
T. Rowe Price Associates, Inc. (3)	1,145,750	5.2
BlackRock, Inc. (4)	1,131,512	5.1
Citadel Investment Group II, L.L.C. (5)	1,112,281	5.1
James H. Roth (6)	180,421	*
David M. Shade (7)	102,155	*
Mary M. Sawall (8)	46,685	*
Natalia Delgado (9)	45,299	*
James K. Rojas (10)	40,100	*
John McCartney (11)	34,907	*
James D. Edwards (12)	30,670	*
DuBose Ausley (13)	29,968	*
John S. Moody (14)	19,995	*
H. Eugene Lockhart (15)	16,455	*
George E. Massaro (16)	10,622	*
All directors and executive officers as a group (11 persons) (17)	557,277	2.5

*	indicates less than 1% ownership.

(1)	The principal address for each of the stockholders, other than Baron Capital Group, Inc., T. Rowe Price Associates, Inc., BlackRock, Inc., and Citadel Investment Group II, L.L.C., listed below, is c/o Huron Consulting Group Inc., 550 West Van Buren Street, Chicago, Illinois 60607.

(2)	The principal address of Baron Capital Group, Inc. is 767 Fifth Avenue, 49th Floor, New York, New York 10153. Each of BAMCO, Inc. and Baron Small Cap Fund, subsidiaries of Baron Capital Group, Inc. (“BCG”), owns the shares reflected in the table above. Ronald Baron owns a controlling interest in BCG. Information regarding beneficial ownership of our common stock by Baron Capital Group, Inc. is included herein in reliance on a Schedule 13G filed with the SEC on February 12, 2010.

(3)	The principal address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. Information regarding beneficial ownership of our common stock by T. Rowe Price Associates, Inc. is included herein in reliance on a Schedule 13G/A filed with the SEC on February 12, 2010.

(4)	The principal address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The shares are owned by the following subsidiaries of BlackRock, Inc.: BlackRock Asset Management Japan Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, BlackRock Investment Management, LLC and BlackRock International Ltd. Information regarding beneficial ownership of our common stock by BlackRock, Inc. is included herein in reliance on a Schedule 13G filed with the SEC on January 29, 2010.

(5)

The principal address of Citadel Investment Group II, L.L.C. is c/o Citadel Investment Group, L.L.C., 131 South Dearborn Street, 32nd Floor, Chicago, Illinois 60603. The shares reflected in the table above are owned by Citadel Global Equities Master Fund Ltd. (“CG”), Citadel Securities LLC (“Citadel Securities”) and certain segregated accounts. Citadel Advisors LLC is the investment manager for CG and certain segregated accounts and its managing member is Citadel Holdings II LP (“CH-II”). Citadel Holdings I LP (“CH-I”) is the non-member manager of Citadel Securities. Citadel Investment Group II, L.L.C. (“CIG-II”) is the general partner of CH-I and CH-II. Mr. Kenneth Griffin is the president and chief executive officer of, and owns a controlling interest in, CIG-II. Information regarding beneficial ownership of our common stock by Citadel Investment Group II, L.L.C. is included herein in reliance on a Schedule 13G filed with the SEC on February 12, 2010.

(6)	Includes 70,471 shares of restricted common stock, as well as 3,855 shares held by a family partnership as to which Mr. Roth disclaims beneficial ownership.

(7)	Includes 37,500 shares of restricted common stock.

(8)	Includes 29,832 shares of restricted common stock.

(9)	Includes 22,838 shares of restricted common stock, as well as 1,792 shares held in trust for Ms. Delgado’s daughters as to which she disclaims beneficial ownership.

(10)	Includes 40,000 shares of restricted common stock.

(11)	Includes 12,903 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 4,341 shares of restricted common stock, as well as 1,259 shares held by a wholly owned limited liability company of which Mr. McCartney is the sole owner.

(12)	Includes 12,903 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 4,341 shares of restricted common stock.

(13)	Includes 10,000 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 4,341 shares of restricted common stock.

(14)	Includes 4,341 shares of restricted common stock.

(15)	Includes 4,341 shares of restricted common stock.

(16)	Includes 2,717 shares of restricted common stock.

(17)	Includes an aggregate of 35,806 shares issuable upon exercise of options held by members of the group that are exercisable currently or within 60 days of the Record Date. Also includes 225,063 shares of restricted common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Huron operates in a highly competitive and challenging environment and its compensation packages are designed to attract and retain talented executives who can execute the Company’s growth strategy. While the Company provides what it considers competitive base salaries, it also believes that a substantial portion of the compensation of each executive should consist of at-risk pay that takes into account both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP measures, such as:

•	The Company’s growth in revenues before reimbursable expenses (“net revenues”);

•	The Company’s profitability, measured by diluted earnings per share;

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”); and

•	Individual performance.

The Company competes against a number of companies for executive talent, including the consulting practices of major accounting firms, small boutique consulting firms and other consulting firms, many of them not public. When initially setting compensation for the executive officers discussed in the 2009 Summary Compensation Table and the other compensation tables for 2009 below, the Compensation Committee relied on publicly available competitive compensation data, along with other factors discussed below. In the second half of 2009, as described below, the Compensation Committee formally adopted a peer group that served as the basis for subsequent compensation decisions.

During the second half of 2009, the Compensation Committee undertook a series of actions to better align executive compensation with the Company’s business strategy. These actions represent a significant change in the philosophy and operation of the Company’s executive compensation program which are reflected in the decisions made in setting retroactive salaries for certain executives and year-end incentives. For more information on the significant changes in philosophy and practices of the Company’s executive compensation program starting in 2010, some of which were applied retroactively in 2009, please see “Changes in 2010 Compensation” below.

Changes in 2010 Compensation

Huron faced some significant challenges in 2009. On July 31, 2009, we announced that we were restating our financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009 to correct our accounting for certain acquisition-related payments. At the same time, we announced that our former Chairman of the board and CEO had resigned and would leave Huron as of August 31, 2009, that our former CFO had stepped down and would leave Huron by the end of the year, and that our former Chief Accounting Officer had stepped down and was leaving Huron. None of the executives were paid severance or additional compensation in connection with termination of their employment. We announced that George E. Massaro had been appointed Non-executive Chairman of the board of directors, that James H. Roth had been appointed CEO and that James K. Rojas had been appointed CFO.

Following the restatement, with the leadership of the new management team, we implemented a number of strategic decisions, including the divestiture of certain non-core consulting units, a reduction in the number of our employees, a reduction of corporate overhead costs and the refocusing of our remaining practice groups. In connection with these changes, the Compensation Committee undertook a review of the philosophy and practices of our executive compensation program with a goal of designing a strong, clear, straight-forward compensation program that:

•	Is aligned with the interests of long-term stockholders;

•	Incentivizes executive officers to achieve financial, operational and strategic objectives that promote the creation of long-term stockholder value; and

•

Provides significant amounts of performance-based equity awards at the executive officer level and time-based equity awards to managing directors below the executive officer level that encourage behavior consistent with the changes in our strategy and operations and that support retention of our managing directors.

In particular, the Compensation Committee:

•	Revised its executive compensation philosophy to improve transparency in how compensation decisions will be made;

•

Beginning in 2010, replaced the discretionary annual cash incentive program of the past with a formal annual incentive program (the “Annual Incentive Plan”) based on the achievement of specific performance measures that will clearly communicate annual performance expectations to employees and our stockholders;

•

Beginning in 2010, replaced the annual time-based equity awards for the executive officers with a blend of performance-based restricted stock units and time-based restricted stock, in order to better focus executives on those metrics that will be the most important in driving increased, long-term stockholder value;

•

Reviewed and entered into new senior management agreements with each of the executive officers with key changes, including severance payable upon termination at levels that are below market and, in the case of the CEO, the elimination of gross up provisions for excise taxes upon a change of control and the reduction of the change of control severance payable;

•

Adopted a new compensation plan for managing directors that creates a clear link between individual and practice performance expectations and each individual’s compensation, and that incorporates equity grants as an integral component of total compensation for all managing directors; and

•

Below the executive officer level, granted significant equity to high performers, primarily at the managing director level, in the form of a one-time retention grant with a two- to four-year vesting, depending on the size of the grant.

In support of these changes, the committee:

•

Adopted a peer group similar to Huron in the nature of business, scale of operations and competition for talent. The peer group selected consisted of the following sixteen publicly traded companies: Watson Wyatt, FTI Consulting, Gartner Inc., HIS Inc., First Advantage, Navigant Consulting, CBIZ Inc., Maximus Inc., Resources Connection, Korn/Ferry International, ICF International, Corporate Executive Board, Heidrick & Struggles International, Duff & Phelps Corp., CRA International and LECG Corp.;

•	Retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) to provide independent executive compensation advice;

•	Reviewed a competitive pay analysis of all executive positions using the peer group; and

•

Established base salary and annual incentive and long-term incentive target levels for each executive officer, based on Compensation Committee discretion within a 10 percent range of the median of similar positions in the peer group to be competitive with the market. If individual or Company performance, or both, is below target, actual total compensation received for the year will fall short of the median of the peer group; however, if performance exceeds target, actual pay can exceed the median of the peer group.

With our new compensation philosophy and practices, equity is an increasingly critical tool we will use to align the interests of our executives and key employees to those of our stockholders and to retain our most productive employees. For this reason we are seeking approval from our stockholders to increase the number of shares of common stock that can be issued under our 2004 Omnibus Stock Plan (the “Omnibus Plan”) and make a number of other changes to that plan. See “PROPOSAL 2—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 OMNIBUS STOCK PLAN” below for more information.

Management Participation in Setting Executive Compensation

Until his resignation at the end of July 2009, the former CEO participated in all of the Compensation Committee’s general meetings, in all of the telephonic meetings and in all of the executive sessions of the Compensation Committee, except for those in which the Compensation Committee considered his performance, compensation and incentives. In connection with these meetings, early in 2009, the former CEO made recommendations to the Compensation Committee regarding each element of compensation for each of the executive officers who reported to him, taking into account the Company’s overall performance, each individual’s scope of responsibility, compensation data available about competitors of the Company, individual performance, and the former CEO’s assessment, based on his business judgment and experience, of the individual’s current and future potential contribution, as well as the individual’s contribution relative to the other executive officers. The Compensation Committee reviewed and approved or revised these recommendations based on its independent evaluation of those same factors and including a review of wealth accumulation and internal pay equity prepared by the Vice President, Human Resources. The Company’s Human Resources and Legal departments supported the CEO’s and Compensation Committee’s work by providing publicly available data and analysis.

Huron did not have a formula in early 2009 for determining any specific element of the compensation package or for allocating between cash and non-cash components or the short-term and long-term components of compensation. Rather, decisions were made by our Compensation Committee, based, in part, on the recommendations of the former CEO.

In the second half of 2009, Semler Brossy assisted the Vice President, Human Resources in developing executive compensation recommendations for 2010 to present to the Compensation Committee. Also, in the second half of 2009, the Non-executive Chairman and the current CEO participated in meetings of the Compensation Committee, generally to the same extent as our former CEO, and provided to the Compensation Committee their assessment of the individual performance of the executive officers in connection with the Compensation Committee’s final determinations on annual bonuses for 2009 and executive compensation in 2010. None of the executive officers played a role in determining compensation for the former or current CEO.

Huron Compensation Program Elements

Compensation in 2009 for the Company’s executive officers had three components: base salary, annual cash incentive and long-term equity incentive. Consistent with the Company’s pay-for-performance philosophy, a significant portion of each executive’s total compensation is at risk if either the established performance goals are not met or the executive does not remain employed by the Company.

Base Salary. Base salaries are considered as part of the annual performance review process at the beginning of each year. In making base salary decisions for the executive officers in early 2009, other than the former CEO, the Compensation Committee primarily considered the former CEO’s assessment of the scope of each executive’s responsibilities, contribution and performance, as well as the base salary of each executive officer at the time (other than the former CEO) relative to the others. The former CEO’s base salary was established by contract on January 29, 2007 when he entered into a five-year contract with the Company that specified his base salary for each year of the contract.

In 2009, the Compensation Committee determined to make no changes to the base salaries of the executive officers, and the former CEO declined to take the base salary increase he was entitled to by his senior management agreement. In making this decision, the Compensation Committee considered the recommendations of management and the general economic climate.

The current COO’s compensation was set by contract on January 2, 2007 when he entered into a three-year senior management agreement in connection with the acquisition of Wellspring Partners. By the terms of that agreement his base salary was set at $750,000 annually and he was not eligible for an annual bonus. When he was appointed to the position of COO on May 6, 2009, no adjustment was made to his compensation. In 2010 the COO entered into an amended and restated senior management agreement with the Company that established his total compensation at approximately the median of the peer group established by the Compensation Committee with the advice of Semler Brossy. His base salary was negotiated to remain at $750,000 annually, which is higher than the median of the peer group. His target annual incentive was therefore negotiated at $150,000 or 20% of base salary, which is lower than the median of the peer group.

The 2009 base salaries of the current CEO and the current CFO, which are included in the 2009 Summary Compensation Table, were established by the former CEO before they were promoted to their current positions. The CEO and CFO were paid base salaries in 2009 at these pre-existing levels, which have since been retroactively adjusted. In making the decisions as to their new base salaries and to be competitive with the market, the Compensation Committee set each at approximately the median of the peer group established by the Compensation Committee with the advice of Semler Brossy.

Annual Cash Incentive. The annual cash incentive for executive officers is designed to reward Company financial performance and individual contribution. The Company does not have a separate incentive pool for executives. Rather, there is a single incentive pool for the entire Company. The incentive pool is funded based on achievement of financial plans and other factors described below. Once the pool for incentives is established after the end of the year, the Compensation Committee makes decisions to allocate the pool to the individual executives as described below.

At the beginning of 2009, the Compensation Committee established a target bonus pool for 2009 annual cash incentives for all employees, including executive officers. Target incentives were set to create a significant variable opportunity for each executive, thereby encouraging strong performance. For 2009, the actual amount earned by an executive could be more or less than the target, based upon the performance of the Company and the executive, as determined in the discretion of the Compensation Committee, following the end of the year.

The target incentive for the former CEO was set by his contract at 100% of base salary. Other than the CEO, the Compensation Committee set 2009 target amounts at the beginning of the year for all other executive officers at 100% of base salary to equally incentivize them. As explained above, when the current COO was named on May 6, 2009, no change was made to his contractual compensation arrangements and he was not eligible for an annual incentive in 2009. The target incentive of the current CEO was initially set based on the position he held at the start of 2009, and the current CFO’s target incentive was initially set when he was hired in June of 2009. The target incentives for the current CEO and the CFO were changed from 67% to 110% and 100% to 80% of base salary, respectively, as part of the adjustments made to their total compensation package by the committee with retroactive effect to July 30, 2009.

The Compensation Committee establishes individual goals annually for the CEO, no later than 90 days following the end of the prior year. The 2009 goals for the former CEO’s annual cash incentive consisted of the following:

•	A subjective analysis of Company financial performance relative to its financial plan and other factors;

•	Retention of top performing managing directors;

•	Successful completion and integration of accretive acquisitions;

•	Adequately addressing underperforming individuals or areas of the Company’s business; and

•	Increases in sales to significant clients.

These goals were substantially revised following the restatement as described below.

In August 2009, the Compensation Committee set the 2009 goals for the current CEO as follows:

•	Stabilize the Company in the aftermath of the uncertainty created by the restatement;

•	Retain key managing directors;

•	Generate a significant bonus pool for employees; and

•	Deliver financial results to stockholders consistent with revised guidance provided at the time of the restatement.

Annual incentives for calendar year 2009 performance were not based on pre-established metrics of Company performance. Instead, the Compensation Committee examined a variety of performance factors to determine appropriate payouts, including the CEO goals enumerated above and accomplishment of the High Priority Goals described under the caption “PROPOSAL 1—ELECTION OF DIRECTORS—Board Leadership Structure and Risk Oversight”. In evaluating the executive officers, the Compensation Committee gave extra weight to the performance of the Company in the second half of 2009, when it was critical for the new executive team to stabilize the Company and reassure employees and stockholders after the announcement of the restatement. In addition, in sizing the annual incentives, the Compensation Committee was strongly influenced by the annual incentive levels (as a percentage of target) being paid to the practice groups in aggregate, which are based on revenue and EBITDA performance, and which on average were approximately 75% of target. The Compensation Committee approved incentive payouts of 75% of target, which it viewed as appropriate, given the challenges the new management team faced as a result of the restatement, and the successful accomplishment of its goals as a team. The committee gave less weight to individual performance and focused on the accomplishments of the group, because the effectiveness of the executive team working together was critical for the Company’s performance in the second half of 2009.

Long-Term Equity Incentive. The long-term equity incentive for executive officers is designed to focus management on increasing stockholder value and to provide a vehicle to share the benefits of the Company’s growth with those who create it. Many of Huron’s competitors are partnerships, and Huron believes its ability to offer a publicly traded equity interest in the Company creates a competitive advantage when recruiting executives and managing directors, as well as a retention incentive to those who are currently with the Company.

Restricted stock is granted annually to executive officers, practice leaders and managing directors in the practices who are expected to contribute to the Company’s successful execution of its long-term goals and objectives.

2009 Equity Awards for Executive Officers. In determining long-term equity incentive awards made early in 2009, the Compensation Committee reviewed and considered a number of factors:

•	The total equity pool recommended by the former CEO;

•	The former CEO’s recommendation of amounts to grant to each of the executive officers;

•	The Company’s performance in 2008;

•	The performance of each individual in the prior year and each individual’s anticipated future contributions to the business; and

•	Internal pay equity and each executive’s prior and outstanding grants, with an objective of providing wealth accumulation consistent with the performance of the Company.

The Compensation Committee did not assign a weighting to any of the specific factors considered but used its discretion in determining individual grants for each executive officer.

2010 Equity Awards for Executive Officers. On January 11, 2010, the Compensation Committee approved equity awards under the Omnibus Plan with respect to each of the current named executive officers as follows:

Executive Officer	Time-Based Award ($)(1)	Performance-Based Award ($)(2)	Total Award Value ($)(3)
James H. Roth	800,000	1,600,000	2,400,000
James K. Rojas	—	1,000,000	1,000,000
David M. Shade	—	1,100,000	1,100,000
Mary M. Sawall	250,000	500,000	750,000
Natalia Delgado	250,000	500,000	750,000

(1)	Time-based restricted stock awards vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2)	Performance-based restricted stock units will be earned based on the achievement of specific financial goals described below. If performance-based restricted stock units are earned, one-third will vest on December 31, 2010 and the remaining two-thirds will vest on December 31, 2012.

(3)	The market price of the Company’s common stock used for determining the number of shares subject to the time-based vesting awards was the closing price on January 10, 2010, the day prior to the Compensation Committee action, and for the performance-based awards was the closing price on February 17, 2010, the day preceding the date that the performance measures were established by the Compensation Committee.

After reviewing competitive data provided by Semler Brossy, the Compensation Committee approved the award amounts set forth above, which were generally equal to two times the median equity grant made to individuals holding equivalent positions at the Company’s peer group. The 2010 equity awards were approved by the Compensation Committee to recognize the success of the executive team in addressing the challenges of 2009 and the considerable effort they expended, and to begin to migrate to performance-based long-term incentives. In addition, the committee sized the grants to be consistent with the significant retention program grants made in late 2009 to key managing directors, in which the executive officers did not participate. Consistent with the Compensation Committee’s intent to establish a performance-based long-term incentive plan for executive officers, in general, one-third of equity grants vest over time, and two-thirds vest upon the achievement of certain performance goals and the passage of time, as described below. Because sizeable time-vested restricted grants were made in 2009 to Mr. Rojas when he rejoined the Company and to Mr. Shade on January 1, 2009 to incentivize him with regard to integration of the healthcare practices that we had acquired, the Compensation Committee did not make additional time-vested grants to them and, therefore, 100% of the equity grants to Messrs. Rojas and Shade made in January 2010 were performance-based.

The Compensation Committee established two performance metric targets that will determine if the performance-based grants are earned: 2010 EBITDA percentage adjusted for restructuring and restatement costs and the year-end total debt to EBITDA ratio. The Compensation Committee has established a threshold and maximum for each performance metric. The actual performance shares earned will be calculated pro rata based on actual results if performance exceeds or falls below the target. The adjusted EBITDA percentage was selected because the level of EBITDA percentage, for a professional services firm like Huron, reflects on the quality of management and the target was set at a level the Compensation Committee believes is challenging but achievable. The total debt to EBITDA ratio was chosen because of the identified need to strengthen our balance sheet and it is a key metric in the Company’s bank covenants. The target total debt to EBITDA level of 1.6 requires improvement from 2009 but is also achievable in the view of the Compensation Committee. The Compensation Committee set a one-year performance period, consistent with their view of 2010 as a transitional year, to encourage the executives to focus on implementing their business strategy and corporate reforms in the wake of the restatement. The number of shares earned can vary from 0% to 125% of target based on the actual results that the Company achieves. The following table shows the 2010 performance targets:

	25%	100%	125%
Total Debt/EBITDA	2.5	1.6	1.3
Adjusted EBITDA Percentage	16.00%	18.00%	19.00%

Other Compensation

Generally, perquisites are not a significant component of compensation for Huron executives. The Company provides to all of its managing directors and executive officers enhanced disability and life insurance benefits and reimbursement of all or a portion of the cost of an executive physical examination. In addition, the Company makes available to its managing directors and executive officers a Nonqualified Deferred Compensation Plan (the “DCP”). More information on the perquisites provided is described in Footnote 5 to the 2009 Summary Compensation Table, and more information on the DCP is set forth under the caption “2009 Nonqualified Deferred Compensation”.

Senior Management Agreement of the Chief Executive Officer

The compensation of the former CEO was governed by the terms of the amended and restated senior management agreement entered into on January 29, 2007 and subsequently amended on December 12, 2008 to make changes necessary to comply with Section 409A of the Code.

The compensation of the current CEO was established when he was the Company’s Vice President, Health and Education Consulting and was not changed during 2009. In early 2010, the current CEO entered into an amended and restated senior management agreement and at that time his compensation was adjusted retroactive to July 30, 2009. The current CEO’s amended and restated senior management agreement is described in detail under the caption “Employment and Severance Agreements”.

Senior Management Agreements of Executive Officers Other Than the Chief Executive Officer

On December 30, 2008, Ms. Delgado entered into a senior management agreement with the Company. On February 9, 2009, Messrs. Burge and Broadhurst and Ms. Sawall entered into amended and restated senior management agreements, which incorporated their previous respective senior management agreements and the most recent amendments to those agreements into one document. No substantive amendments were made to the terms of those agreements. On March 2, 2010, Messrs. Shade and Rojas and Mmes. Delgado and Sawall entered into amended and restated senior management agreements primarily to make severance terms, other than the amounts, consistent for the executive officers. The term of each agreement is one year. These amended and restated senior management agreements currently in effect are described in detail under the caption “Employment and Severance Agreements” below.

Stock Ownership Guidelines

In 2010, the Compensation Committee adopted stock ownership guidelines for executive officers and directors. Under the new guidelines, the CEO will be expected to own stock equal to three times salary, the CFO and COO will be expected to own stock equal to two times their salary, and all other executive officers will be expected to own stock equal to one times their respective salaries. Until this stock ownership target is achieved, executive officers will be required to retain 60% of the net after tax proceeds from the exercise of stock options or vesting of restricted stock.

Regulatory Limitations

Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of compensation in excess of $1 million to the CEO or any of the next three most highly paid executive officers of a publicly held corporation (other than the CFO). Compensation exceeding $1 million may be deducted for federal income tax purposes if compensation is paid pursuant to a performance-based, nondiscretionary plan that is approved by stockholders. The Compensation Committee will exercise its discretion in determining whether to conform compensation plans payable to the executive officers to the deductibility requirements of Section 162(m). We expect that the future cash-based and performance-based equity incentives will be eligible for deduction pursuant to Section 162(m) of the Code if the proposal to amend and restate the Omnibus Plan is approved by the Company’s stockholders at the upcoming Annual Meeting. For more information on this proposal, including a more detailed discussion on the eligibility of payments for deduction under our incentive plans, see “PROPOSAL 2—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 OMNIBUS STOCK PLAN” below.

2009 Summary Compensation Table

The following table summarizes the compensation earned by the CEO, the CFO and each of the next three most highly compensated executive officers (the “named executive officers”) in 2007, 2008 and 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)(4)
James H. Roth Principal Executive Officer (6)	2009	770,833	493,750	1,000,021	—		—	42,368	2,306,972

James K. Rojas Vice President, Principal Financial Officer and Treasurer (7)	2009	241,667	652,500	2,010,400	—	—	—	730	2,905,297

David M. Shade President and Principal Operating Officer (8)	2009	750,000	—	2,855,000	—	—	—	25,490	3,630,490

Mary M. Sawall Vice President, Human Resources	2009	325,000	243,750	425,014	—	—	—	16,470	1,010,234
	2008	325,000	—	664,200	—	—	—	15,570	1,004,770
	2007	325,000	—	757,050	—	—	—	15,270	1,097,320

Natalia Delgado Vice President, General Counsel and Corporate Secretary	2009	325,000	243,750	299,988	—	—	—	29,302	898,040
	2008	325,000	—	332,100	—	—	—	27,377	684,477
	2007	325,000	—	504,700	—	—	—	15,828	845,528

Former Executive Officers
Gary E. Holdren Former Chairman and Principal Executive Officer (9)	2009	766,667	—	1,550,014	—	—	—	21,410	2,338,091
	2008	1,150,000	—	4,317,300	—	—	—	46,151	5,513,451
	2007	1,100,000	—	14,989,590	—	—	18,466	33,064	16,141,120

Gary L. Burge Former Vice President, Principal Financial Officer and Treasurer (10)	2009	400,000	—	575,008	—	—	32,755	17,436	1,025,199
	2008	400,000	—	797,040	—	—	—	26,945	1,223,985
	2007	400,000	—	1,261,750	—	—	—	16,241	1,677,991

Daniel P. Broadhurst Former Principal Operating Officer and Assistant Secretary (11)	2009	600,000	100,000	750,016	—	—	—	16,524	1,466,540
	2008	600,000	—	1,660,500	—	—	—	15,622	2,276,122
	2007	600,000	—	1,261,750	—	—	—	15,322	1,877,072

(1)	This column includes compensation voluntarily contributed to the DCP. Huron instituted the DCP on July 1, 2006. Mr. Holdren elected to defer $163,125 and $172,188 of his annual salary to the DCP in 2007 and 2008, respectively. Mr. Burge elected to defer $39,688, $40,000 and $40,000 of his annual salary in 2007, 2008 and 2009, respectively.

(2)	This column represents the aggregate grant date fair value of shares granted in each of the respective years, based on the date of the action of the Compensation Committee or, in the case of Mr. Rojas’s grant, based on his date of hire. For further details on these amounts, please refer to the table under the caption “2009 Grants of Plan-Based Awards” below.

(3)	Huron has not granted stock options to its executive officers since 2004.

(4)	Change in pension value and nonqualified deferred compensation earnings includes earnings on contributions to the DCP. This plan allows employees to self direct investments, which are credited to their accounts daily. In addition, in 2009, Mr. Holdren experienced losses in the value of his 100,000 restricted stock units for which he had deferred settlement due to the lower stock price at year-end. His contributions and earnings in his DCP account and his losses on the restricted stock units are described under the caption “2009 Nonqualified Deferred Compensation” below. In 2008, Messrs. Holdren and Burge realized losses of $162,897 and $60,094, respectively, on their investments in the DCP. In 2007, Mr. Burge realized a loss of $3,290. Huron does not offer a pension plan to any employee.

(5)	“All Other Compensation” for 2009 includes a 401k match that is generally available to all employees and premiums for executive life insurance that is provided to all managing directors and executive officers. In addition, in 2008 and 2009 All Other Compensation includes the premium for life insurance purchased for Mr. Holdren pursuant to his senior management agreement, prorated in 2009 based on his termination date of August 31, 2009. Messrs. Holdren, Burge and Broadhurst and Mmes. Sawall and Delgado each received 401k matching contributions of $14,700, $13,800 and $13,500 in 2009, 2008 and 2007, respectively. Messrs. Roth and Shade each received 401k matching contributions of $14,700 in 2009. In 2009, Mr. Roth received perquisites, including $18,520 in legal fees in connection with the negotiation of his amended and restated senior management agreement, and executive long-term disability insurance. In 2009, Ms. Delgado received perquisites including the cost of long-term disability insurance and an executive physical examination. In 2008, Messrs. Holdren and Burge and Ms. Delgado received perquisites including the cost of executive long-term disability insurance and an executive physical examination. In addition, the Company paid personal legal expenses for Mr. Holdren in connection with negotiating his amended and restated senior management agreement dated December 12, 2008.

(6)	Mr. Roth became CEO on July 30, 2009. Prior to that date, he served as Vice President of Huron’s Health and Education Consulting practice. Mr. Roth’s salary was $750,000 annually from January 1, 2009 through July 29, 2009. On January 11, 2010, his salary was increased to $800,000, retroactive to July 30, 2009, to reflect his new responsibilities.

(7)	Mr. Rojas was re-hired on June 15, 2009 as a managing director. He was appointed CFO on July 30, 2009. Effective June 15, 2009, his annual salary was $400,000 and on January 11, 2010 it was increased to $460,000, retroactive to July 30, 2009, to reflect his new responsibilities. Mr. Rojas’s bonus amount consists of a sign-on bonus of $500,000 and an annual incentive award of $152,500.

(8)	Mr. Shade was appointed President and COO on May 6, 2009; prior to that he was the Vice President of Huron’s Healthcare Practice.

(9)	Mr. Holdren ceased being Huron’s CEO on July 27, 2009 and resigned as an employee effective August 31, 2009. All of his unvested shares were forfeited on August 31, 2009.

(10)	Mr. Burge ceased operating as the CFO on July 29, 2009, and his employment was terminated on December 31, 2009. All of his unvested shares were forfeited on December 31, 2009.

(11)	Mr. Broadhurst was Huron’s COO and Assistant Secretary until January 27, 2009, when he resigned his position in order to assume the role of Vice President of our Accounting and Financial Consulting and Corporate Consulting segments.

2009 Grants of Plan-Based Awards

The following table summarizes the grants of equity plan awards during 2009 to each named executive officer. No non-equity incentive plan awards were made.

Name	Grant Date	Date of Board or Compensation Committee Action	All Other Stock Awards: No. of Shares of Stock or Units	Full Grant Date Fair Value of Each Award ($)(1)
James H. Roth	03/01/2009	02/12/2009	21,268	1,000,021
James K. Rojas	07/01/2009	05/05/2009	40,000	2,010,400
David M. Shade	01/01/2009	12/31/2008	50,000	2,855,000
Mary M. Sawall	03/01/2009	02/12/2009	9,039	425,014
Natalia Delgado	03/01/2009	02/12/2009	6,380	299,988
Gary E. Holdren	03/01/2009	02/12/2009	32,965	1,550,014
Gary L. Burge	03/01/2009	02/12/2009	12,229	575,008
Daniel P. Broadhurst	03/01/2009	02/12/2009	15,951	750,016

(1)	The full grant date fair value of each award is based on the closing price of Huron common stock on the last trading day prior to the Compensation Committee action, except for the grant to Mr. Rojas, which is based on the closing price of Huron common stock on June 12, 2009, the last trading day before his first day of employment on June 15, 2009. The share prices were $57.10 on 12/30/2008, $47.02 on 2/11/2009 and $50.26 on 6/14/2009. All grants are subject to a four-year, straight-line vesting schedule, with 25% vesting annually.

Employment and Severance Agreements

The Company currently has employment agreements with each of its named executive officers.

Roth senior management agreement

On January 12, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of July 30, 2009 (the “Roth Agreement”), with James H. Roth, CEO of the Company. As described in more detail below, the Roth Agreement reflects certain changes commensurate with Mr. Roth’s appointment as CEO of the Company and appointment to the board of directors of the Company and, among other changes, (i) provides that Mr. Roth may be terminated upon written notice by the Company, (ii) increases Mr. Roth’s base salary and annual target bonus, (iii) establishes a special equity grant for Mr. Roth in 2010 and renders him eligible for a long-term incentive award in 2011, (iv) expands the circumstances under which benefits are payable to Mr. Roth in the event of certain terminations or resignations, including upon a change of control, and increases the amount of certain benefits, and (v) enhances certain covenants and representations and warranties of Mr. Roth under the Roth Agreement, including the addition of a non-competition provision. The Roth Agreement supersedes and replaces the senior management agreement previously entered into by the Company and Mr. Roth. Set forth below is a brief description of the material terms of the Roth Agreement.

Term of Agreement. The Roth Agreement covers a term beginning on July 30, 2009, and continuing for three years from that date. Following the expiration of that initial three-year term, the Roth Agreement will be automatically renewed every 12 months, unless Mr. Roth or the Company provides 60 days notice to the other that such automatic renewal shall cease. The Roth Agreement may be earlier terminated by Mr. Roth or the Company pursuant to its terms.

Base Salary. The Roth Agreement provides for an annual base salary of $800,000.

Annual Target Bonus. Each calendar year Mr. Roth will be eligible for an annual target bonus in an amount determined by the Compensation Committee based on performance and the Company’s compensation policies, which target bonus will not be less than 110% of Mr. Roth’s base salary. The actual amount of such annual bonus to be paid to Mr. Roth will be based on performance (the targets for which will be established within the first 90 days of the year to which such target bonus relates).

Long-term Incentives. In 2011, Mr. Roth will be eligible for a long-term incentive award with an aggregate value of not less than 130% and up to 150% of his base salary at the sole discretion of the Compensation Committee. Such award may be cash- or equity-based and may be subject to both time- and performance-based criteria, all at the discretion of the Compensation Committee.

Equity Awards. Mr. Roth will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee and based on performance and the Company’s compensation policies. Subject to the terms and conditions established by the Compensation Committee, Mr. Roth received a special equity grant with a total aggregate value of $2,400,000, as described under the caption “Compensation Discussion and Analysis” above.

Other Benefits. Mr. Roth will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly-situated management employees.

Post-Termination Payments. If Mr. Roth’s employment is terminated by the Company without Cause (as defined in the Roth Agreement), or he resigns for Good Reason (as defined in the Roth Agreement), Mr. Roth will be entitled to: (i) severance pay in an amount equal to the sum of his annual base salary and then-prevailing target bonus (“Severance Pay”), (ii) continuation of medical, dental, and vision benefits for 12 months upon the same terms as exist from time to time for active similarly-situated executives of the Company, (iii) a cash payment equal to the annual bonus he would have earned for the year of termination or resignation based on performance, prorated based upon the number of days employed in the year of termination or resignation, and (iv) pro rata vesting of any outstanding equity awards granted to Mr. Roth prior to 2010. The receipt of such benefits is conditioned upon Mr. Roth’s compliance with the covenants, representations and warranties contained in the Roth Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

Change of Control. If (i) Mr. Roth’s employment is terminated by the Company without Cause or if he resigns for a CoC Good Reason (as defined in the Roth Agreement) within two years following a Change of Control (as defined in the Roth Agreement) or (ii) Mr. Roth reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Roth will be entitled to: (a) cash equal to his target bonus for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to two times the sum of his annual base salary and target bonus for the year of termination or resignation, and (c) continuation of medical, dental and vision benefits for two years following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Roth will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA between the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Mr. Roth would have paid for medical coverage during such period had his coverage been continued during such period upon the same terms as existed for him immediately prior to the termination or resignation date. All of Mr. Roth’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Mr. Roth’s compliance with covenants, warranties and representations in the Roth Agreement and his execution and acceptance of the terms of a general release of the Company. The payments in clauses (a) and (b) of this paragraph shall be in lieu of any Severance Pay and any other plan or agreement providing for severance payments or benefits. Further, Mr. Roth will not be entitled to payments and benefits under both the Change of Control provisions of the Roth Agreement and the provisions of the Roth Agreement governing compensation after termination unrelated to a Change of Control.

The Roth Agreement further provides that, if any amount, right or benefit paid or payable to Mr. Roth under the Roth Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Roth under the Roth Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

Rojas senior management agreement

On March 2, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of October 1, 2009, with James K. Rojas, CFO of the Company (the “Rojas Agreement”). As described in more detail below, the Rojas Agreement reflects certain changes commensurate with Mr. Rojas’s appointment as CFO of the Company and, among other changes, (i) provides for pro rata vesting of outstanding equity awards granted prior to 2010 upon his termination without Cause (as defined in the Rojas Agreement) or resignation for Good Reason (as defined in the Rojas Agreement and summarized below) and (ii) increases the amount that Mr. Rojas is entitled to be paid upon his termination without Cause following a Change of Control (as defined in the Rojas Agreement) or resignation for CoC Good Reason (as defined in the Rojas Agreement and summarized below). The Rojas Agreement supersedes and replaces the senior management agreement previously entered into by the Company and Mr. Rojas. Set forth below is a brief description of the material terms of the Rojas Agreement.

Term of Agreement. The Rojas Agreement covers a term beginning on October 1, 2009, and continuing for one year from that date. Following the expiration of that initial one-year term, the Rojas Agreement will be automatically renewed every 12 months, unless Mr. Rojas or the Company provides 60 days notice to the other that such automatic renewal shall cease. The Rojas Agreement may be earlier terminated by Mr. Rojas or the Company pursuant to its terms.

Base Salary. The Rojas Agreement entitles Mr. Rojas to an annual base salary. The amount of such base salary is not specified in the Rojas Agreement. The CEO of the Company will review Mr. Rojas’s compensation annually, based on Mr. Rojas’s performance and the Company’s other compensation policies. Mr. Rojas’s base salary may not be reduced without his consent unless such reduction is part of a comparable overall reduction for members of senior management of the Company.

Annual Bonus. Each calendar year Mr. Rojas will be eligible for an annual bonus in an amount determined by the Compensation Committee based on the Company’s and Mr. Rojas’s performance and the Company’s compensation policies.

Equity Awards. Mr. Rojas will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Mr. Rojas’s performance and the Company’s compensation policies.

Other Benefits. Mr. Rojas will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly-situated key management employees.

Post-Termination Payments. If Mr. Rojas’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case, Mr. Rojas will be entitled to: (i) severance pay in an amount equal to six months base salary (“Severance Pay”), (ii) pro rata vesting of any outstanding equity awards granted to Mr. Rojas prior to 2010 and (iii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly-situated executives of the Company. The receipt of such benefits is conditioned upon Mr. Rojas’s compliance with the covenants, representations, warranties and agreements contained in the Rojas Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Rojas Agreement to mean a resignation, not in connection with a Change of Control, following a change in Mr. Rojas’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois.

Change of Control. If (i) Mr. Rojas’s employment is terminated by the Company without Cause or if he resigns for a CoC Good Reason, in either case, within two years following a Change of Control or (ii) Mr. Rojas reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Rojas will be entitled to: (a) cash equal to the target amount of his annual bonus (the “Target Bonus”) for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to two times the sum of his annual base salary and Target Bonus, if any, for the year of termination or resignation and (c) continuation of medical benefits for two years following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Rojas will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA between the date of the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Mr. Rojas would have paid for medical coverage during such period had his coverage been continued during such period upon the same terms as existed for him immediately prior to the termination or resignation date. All of Mr. Rojas’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Mr. Rojas’s compliance with covenants, warranties, representations and agreements in the Rojas Agreement, as well as his execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“CoC Good Reason” is defined in the Rojas Agreement to mean certain adverse changes in anticipation of, or within two years following, a Change of Control including: (a) any material breach of the Rojas Agreement by the Company, (b) any material adverse change in Mr. Rojas’s status, responsibilities or position with the Company, (c) any material reduction in his base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly-situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Mr. Rojas that are materially inconsistent with his position and the responsibilities described in the Rojas Agreement or (e) requiring Mr. Rojas to be principally based at any location that is greater than 75 miles from Chicago, Illinois.

The Rojas Agreement further provides that if any amount, right or benefit paid or payable to Mr. Rojas under the Rojas Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Rojas under the Rojas Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

Shade senior management agreement

On March 2, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of January 1, 2010, with David M. Shade, President and COO of the Company (the “Shade Agreement”). As described in more detail below, the Shade Agreement reflects certain changes commensurate with Mr. Shade’s appointment as President and COO of the Company and, among other changes, (i) renders Mr. Shade eligible for an annual bonus, (ii) provides for pro rata vesting of equity awards granted prior to 2010, upon his termination without Cause (as defined in the Shade Agreement) or resignation for Good Reason (as defined in the Shade Agreement and summarized below) and (iii) entitles Mr. Shade to receive enhanced payments and benefits upon his termination without Cause following a Change of Control (as defined in the Shade Agreement) or resignation for CoC Good Reason (as defined in the Shade Agreement and summarized below). The Shade Agreement supersedes and replaces the senior management agreement previously entered into by the Company and Mr. Shade. Set forth below is a brief description of the material terms of the Shade Agreement.

Term of Agreement. The Shade Agreement covers a term beginning on January 1, 2010, and continuing for one year from that date. Following the expiration of that initial one-year term, the Shade Agreement will be automatically renewed every 12 months, unless Mr. Shade or the Company provides 60 days notice to the other that such automatic renewal shall cease. The Shade Agreement may be earlier terminated by Mr. Shade or the Company pursuant to its terms.

Base Salary. The Shade Agreement provides for an annual base salary of $750,000. The CEO of the Company will review Mr. Shade’s compensation annually, based on Mr. Shade’s performance and the Company’s other compensation policies. Mr. Shade’s base salary may not be reduced without his consent unless such reduction is part of a comparable overall reduction for members of senior management of the Company or if Mr. Shade is no longer the President and COO.

Annual Bonus. Each calendar year Mr. Shade will be eligible for an annual bonus in an amount determined by the Compensation Committee based on the Company’s and Mr. Shade’s performance and the Company’s compensation policies. During the initial one-year term of the Shade Agreement, which begins on January 1, 2010, Mr. Shade’s target annual bonus (“Target Bonus”) will be $150,000.

Equity Awards. Mr. Shade will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Mr. Shade’s performance and the Company’s compensation policies.

Other Benefits. Mr. Shade will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly-situated key management employees.

Post-Termination Payments. If Mr. Shade’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case, Mr. Shade will be entitled to: (i) severance pay in an amount equal to six months base salary (“Severance Pay”), (ii) pro rata vesting of any outstanding equity awards granted to Mr. Shade prior to 2010 and (iii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly-situated executives of the Company. The receipt of such benefits is conditioned upon Mr. Shade’s compliance with the covenants, representations, warranties and agreements contained in the Shade Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Shade Agreement to mean a resignation, not in connection with a Change of Control, following: (a) a change in Mr. Shade’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois, (b) a breach of the Stock Purchase Agreement between Wellspring Partners, its stockholders and Huron Consulting Group Holdings LLC, dated as of December 29, 2006, (c) failure by the Company to comply with the material terms of the Shade Agreement or (d) the material reduction of Mr. Shade’s base salary or benefits coverage.

Change of Control. If (i) Mr. Shade’s employment is terminated by the Company without Cause or if he resigns for a CoC Good Reason, in either case, within two years following a Change of Control or (ii) Mr. Shade reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Shade will be entitled to: (a) cash equal to his Target Bonus, if any, for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to two times the sum of his annual base salary and Target Bonus for the year of termination or resignation and (c) continuation of medical benefits for two years following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Shade will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA between the date of the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Mr. Shade would have paid for medical coverage during such period had his coverage been continued during such period upon the same terms as existed for him immediately prior to the termination or resignation date. All of Mr. Shade’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Mr. Shade’s compliance with covenants, warranties, representations and agreements in the Shade Agreement, as well as his execution and acceptance of the terms of a general release in the standard form used by the Company.

“CoC Good Reason” is defined in the Shade Agreement to mean certain adverse changes in anticipation of, or within two years following, a Change of Control including: (a) any material breach of the Shade Agreement by the Company, (b) any material adverse change in Mr. Shade’s status, responsibilities or position with the Company, (c) any material reduction in his base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly-situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Mr. Shade that are materially inconsistent with his position and the responsibilities described in the Shade Agreement or (e) requiring Mr. Shade to be principally based at any location that is further than 75 miles from Chicago, Illinois.

The Shade Agreement further provides that if any amount, right or benefit paid or payable to Mr. Shade under the Shade Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Shade under the Shade Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

Sawall senior management agreement

On March 2, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of January 1, 2010, with Mary M. Sawall, Vice President, Human Resources of the Company (the “Sawall Agreement”). As described in more detail below, the Sawall Agreement reflects certain changes from Ms. Sawall’s previous Senior Management Agreement with the Company, including pro rata vesting of outstanding equity awards granted prior to 2010 upon Ms. Sawall’s termination without Cause (as defined in the Sawall Agreement) or resignation for Good Reason (as defined in the Sawall Agreement and summarized below). The Sawall Agreement supersedes and replaces the senior management agreement previously entered into by the Company and Ms. Sawall. Set forth below is a brief description of the material terms of the Sawall Agreement.

Term of Agreement. The Sawall Agreement covers a term beginning on January 1, 2010, and continuing for one year from that date. Following the expiration of that initial one-year term, the Sawall Agreement will be automatically renewed every 12 months, unless Ms. Sawall or the Company provides 60 days notice to the other that such automatic renewal shall cease. The Sawall Agreement may be earlier terminated by Ms. Sawall or the Company pursuant to its terms.

Base Salary. The Sawall Agreement entitles Ms. Sawall to an annual base salary. The amount of such base salary is not specified in the Sawall Agreement. The CEO of the Company will review Ms. Sawall’s compensation annually, based on her performance and the Company’s other compensation policies. Ms. Sawall’s base salary may not be reduced without her consent unless such reduction is part of a comparable overall reduction for members of senior management of the Company.

Annual Bonus. Each calendar year Ms. Sawall will be eligible for an annual bonus in an amount determined by the Compensation Committee based on the Company’s and Ms. Sawall’s performance and the Company’s compensation policies.

Equity Awards. Ms. Sawall will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Ms. Sawall’s performance and the Company’s compensation policies.

Other Benefits. Ms. Sawall will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly-situated key management employees.

Post-Termination Payments. If Ms. Sawall’s employment is terminated by the Company without Cause or she resigns for Good Reason, in either case, Ms. Sawall will be entitled to: (i) severance pay in an amount equal to six months base salary (“Severance Pay”), (ii) pro rata vesting of any outstanding equity awards granted to Ms. Sawall prior to 2010 and (iii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly-situated executives of the Company. The receipt of such benefits is conditioned upon Ms. Sawall’s compliance with the covenants, representations, warranties and agreements contained in the Sawall Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Sawall Agreement to mean a resignation, not in connection with a Change of Control (as defined in the Sawall Agreement), following a change in Ms. Sawall’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois.

Change of Control. If (i) Ms. Sawall’s employment is terminated by the Company without Cause or if she resigns for a CoC Good Reason (as defined in the Sawall Agreement and summarized below), in either case, within two years following a Change of Control or (ii) Ms. Sawall reasonably demonstrates that her termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Ms. Sawall will be entitled to: (a) cash equal to the target amount of her annual bonus (the “Target Bonus”) for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to the sum of her annual base salary and Target Bonus, if any, for the year of termination or resignation and (c) continuation of medical benefits for one year following the date of such termination or resignation upon the same terms as exist for her immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Ms. Sawall will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by her for continuation of medical benefits under COBRA between the date of the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Ms. Sawall would have paid for medical coverage during such period had her coverage been continued during such period upon the same terms as existed for her immediately prior to the termination or resignation date. All of Ms. Sawall’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Ms. Sawall’s compliance with covenants, warranties, representations and agreements in the Sawall Agreement, as well as the execution and acceptance of the terms of a general release in the standard form used by the Company.

“CoC Good Reason” is defined in the Sawall Agreement to mean certain adverse changes in anticipation of, or within two years following, a Change of Control including: (a) any material breach of the Sawall Agreement by the Company, (b) any material adverse change in Ms. Sawall’s status, responsibilities or position with the Company, (c) any material reduction in her base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly-situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Ms. Sawall that are materially inconsistent with her position and the responsibilities described in the Sawall Agreement or (e) requiring Ms. Sawall to be principally based at any location that is further than 75 miles from Chicago, Illinois.

The Sawall Agreement further provides that if any amount, right or benefit paid or payable to Ms. Sawall under the Sawall Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Ms. Sawall under the Sawall Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

Delgado senior management agreement

On March 2, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of January 1, 2010, with Natalia Delgado, Vice President, General Counsel and Corporate Secretary of the Company (the “Delgado Agreement”). As described in more detail below, the Delgado Agreement reflects certain changes from Ms. Delgado’s previous Senior Management Agreement with the Company, including pro rata vesting of outstanding equity awards granted prior to 2010 upon Ms. Delgado’s termination without Cause (as defined in the Delgado Agreement) or resignation for Good Reason (as defined in the Delgado Agreement and summarized below). The Delgado Agreement supersedes and replaces the senior management agreement previously entered into by the Company and Ms. Delgado. Set forth below is a brief description of the material terms of the Delgado Agreement.

Term of Agreement. The Delgado Agreement covers a term beginning on January 1, 2010, and continuing for one year from that date. Following the expiration of that initial one-year term, the Delgado Agreement will be automatically renewed every 12 months, unless Ms. Delgado or the Company provides 60 days notice to the other that such automatic renewal shall cease. The Delgado Agreement may be earlier terminated by Ms. Delgado or the Company pursuant to its terms.

Base Salary. The Delgado Agreement entitles Ms. Delgado to an annual base salary. The amount of such base salary is not specified in the Delgado Agreement. The CEO of the Company will review Ms. Delgado’s compensation annually, based on her performance and the Company’s other compensation policies. Ms. Delgado’s base salary may not be reduced without her consent unless such reduction is part of a comparable overall reduction for members of senior management of the Company.

Annual Bonus. Each calendar year Ms. Delgado will be eligible for an annual bonus in an amount determined by the Compensation Committee based on the Company’s and Ms. Delgado’s performance and the Company’s compensation policies.

Equity Awards. Ms. Delgado will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Ms. Delgado’s performance and the Company’s compensation policies.

Other Benefits. Ms. Delgado will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly-situated key management employees.

Post-Termination Payments. If Ms. Delgado’s employment is terminated by the Company without Cause or she resigns for Good Reason, in either case, Ms. Delgado will be entitled to: (i) severance pay in an amount equal to six months base salary (“Severance Pay”), (ii) pro rata vesting of any outstanding equity awards granted to Ms. Delgado prior to 2010 and (iii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly-situated executives of the Company. The receipt of such benefits is conditioned upon Ms. Delgado’s compliance with the covenants, representations, warranties and agreements contained in the Delgado Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Delgado Agreement to mean a resignation, not in connection with a Change of Control (as defined in the Delgado Agreement), following a change in Ms. Delgado’s primary location of employment to a location that is more than 75 miles from New York, New York.

Change of Control. If (i) Ms. Delgado’s employment is terminated by the Company without Cause or if she resigns for a CoC Good Reason (as defined in the Delgado Agreement and summarized below), in either case, within two years following a Change of Control or (ii) Ms. Delgado reasonably demonstrates that her termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate, a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Ms. Delgado will be entitled to: (a) cash equal to the target amount of her annual bonus (the “Target Bonus”) for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to the sum of her annual base salary and Target Bonus, if any, for the year of termination or resignation and (c) continuation of medical benefits for one year following the date of such termination or resignation upon the same terms as exist for her immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Ms. Delgado will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by her for continuation of medical benefits under COBRA between the date of the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Ms. Delgado would have paid for medical coverage during such period had her coverage been continued during such period upon the same terms as existed for her immediately prior to the termination or resignation date. All of Ms. Delgado’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Ms. Delgado’s compliance with covenants, warranties, representations and agreements in the Delgado Agreement, as well as the execution and acceptance of the terms of a general release in the standard form used by the Company.

“CoC Good Reason” is defined in the Delgado Agreement to mean certain adverse changes in anticipation of, or within two years following, a Change of Control including: (a) any material breach of the Delgado Agreement by the Company, (b) any material adverse change in Ms. Delgado’s status, responsibilities or position with the Company, (c) any material reduction in her base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly-situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Ms. Delgado that are materially inconsistent with her position and the responsibilities described in the Delgado Agreement or (e) requiring Ms. Delgado to be principally based at any location that is further than 75 miles from New York, New York.

The Delgado Agreement further provides that if any amount, right or benefit paid or payable to Ms. Delgado under the Delgado Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Ms. Delgado under the Delgado Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2009 for each named executive officer. Market value is based on the closing price of Huron stock of $23.04 on December 31, 2009.

Name	Option Awards				Stock Awards
	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares That Have Not Vested ($)
James H. Roth					52,768	1,215,775

James K. Rojas					40,000	921,600

David M. Shade					50,000	1,152,000

Mary M. Sawall					27,789	640,259

Natalia Delgado					17,630	406,195

Gary L. Burge (2)	19,565		0.023000	3/31/2010
	2,174		0.575000	3/31/2010
	6,522		1.955000	3/31/2010

Daniel P. Broadhurst	16,303		0.023000	8/22/2012	52,201	1,202,711
	4,891		0.575000	5/23/2013
	2,174		1.955000	3/17/2014

(1)	Generally, restricted stock vests over four years, 25% annually.

(2)	Gary Burge’s employment terminated on 12/31/2009 and all of his unvested shares were forfeited.

2009 Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises and restricted stock vesting during 2009 for each named executive officer.

Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James H. Roth	10,327	137,879	19,275	844,672
James K. Rojas	—	—	—	—
David M. Shade	—	—	—	—
Mary M. Sawall	—	—	12,550	555,269
Natalia Delgado	—	—	8,800	395,232
Gary E. Holdren (3)	10,870	427,354	106,575	5,379,926
Gary L. Burge	—	—	20,275	900,782
Daniel P. Broadhurst	—	—	20,050	867,594

(1)	The value realized on exercise equals the difference between the option exercise price and the fair market value of Huron stock on the date of exercise, multiplied by the number of shares exercised. Fair market value is measured as the closing price of Huron stock on the date of exercise.

(2)	The value realized on vesting equals the market value of Huron stock measured as the closing price of the stock on the vesting date multiplied by the number of shares received on vesting or, if the markets are not open on the date of vesting, the value realized equals the market value of Huron stock measured as the closing price of the stock on the day after the vesting date multiplied by the number of shares received on vesting.

(3)	Shares acquired on vesting for Gary Holdren include 50,000 restricted stock units which vested on January 1, 2009. On January 29, 2007, Mr. Holdren received 250,000 restricted stock units which vest over five years, 20% annually. Under the terms of his Restricted Stock Unit Agreement (the “RSU Agreement”), restricted stock units that had become vested were settled on March 1, 2010, six months after his employment terminated, and unvested restricted stock units were forfeited at the termination of his employment.

2009 Nonqualified Deferred Compensation

The following table shows deferred compensation activity for the named executive officers in 2009. The executive contributions in 2009, which are also reflected in the aggregate balance as of December 31, 2009, were included in the 2009 Summary Compensation Table in the executives’ respective salary and bonus. Aggregate earnings are also included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2009 Summary Compensation Table.

Name	Executive Contributions in 2009 ($)		Company Contributions in 2009 ($)	Aggregate Earnings (Loss) in 2009 ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of 12/31/2009 ($)
James H. Roth	—		—	—		—	—
James K. Rojas	—		—	—		—	—
David M. Shade	—		—	—		—	—
Mary M. Sawall	—		—	—		—	—
Natalia Delgado	—		—	—		—	—
Gary E. Holdren			—	130,002		—	514,879
	2,880,000	(1)		(4,149,500	)(1)		2,304,000	(1)
Gary L. Burge	40,000		—	32,755		—	187,665
Daniel P. Broadhurst	—		—	—		—	—

(1)	Contributions in 2009 represent the value of 50,000 restricted stock units deferred pursuant to the terms of the RSU Agreement as described below. The negative aggregate earnings in 2009 are due to the Company’s lower stock price at the end of the year. The aggregate balance as of 12/31/2009 represents the value of 100,000 restricted stock units deferred in 2008 and 2009 based on the closing stock price on 12/31/2009 of $23.04.

The Company maintains the DCP, which became effective July 1, 2006. The DCP permits managing directors and executive officers to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of generally available investment vehicles. Earnings are credited based on earnings of the investment options selected by the participant. Huron does not match any amounts deferred or otherwise contribute to the DCP except to make restoration payments to the accounts of participants who forego 401k match as a result of participation in the DCP. Deferral elections for base salary and any bonus must be made in the calendar year prior to earning such base salary or within 30 days of becoming eligible for the plan. Independent directors may also defer up to 100% of their retainer and meeting fees into the DCP. The plan was amended effective January 1, 2009 to comply with Section 409A of the Code.

Payments from the plan automatically begin upon termination of employment or separation from service as a director. Key employees, including executive officers, must wait six months after termination to receive payment from the plan. Participants may elect payment in a lump sum or annual installments for up to 15 years. Upon proof of financial hardship and approval from the Compensation Committee, a participant may be allowed an early distribution. Participants may also elect to receive payments prior to termination through a scheduled distribution.

Gary Burge contributed $40,000 from his base salary to the DCP in 2009 and is scheduled to receive a lump-sum distribution from the plan on July 1, 2010 (six months after his last day of employment). Gary Holdren did not elect to contribute to the DCP in 2009. He elected to receive annual installment distributions of his account balance for 10 years after termination of employment and received his first installment payment on March 1, 2010 (six months after his last day of employment). In addition, pursuant to his RSU Agreement, Mr. Holdren deferred settlement of 50,000 restricted stock units that vested on January 1, 2009, as part of a January 2007 restricted stock unit award of 250,000 share units. The value of the restricted stock units deferred in 2009 is based on the closing price of Huron stock on January 2, 2009, the first trading day after the stock units vested on January 1, 2009. These shares, and 50,000 additional shares that had vested on January 1, 2008, settled and were transferred to Mr. Holdren on March 1, 2010, six months after his last day of employment. The remaining 150,000 shares were forfeited at termination of his employment on August 31, 2009.

Potential Payments upon Termination or Change of Control

The following table and summary set forth potential payments we would be required to make to our named executive officers upon termination of employment or change of control. The table assumes termination of employment on December 31, 2009 and uses a share price of $23.04, the closing price of our common stock on December 31, 2009.

Name(1)	Benefit	Termination Without Cause or Resignation for Good Reason ($)	Permanent Disability ($)	Death ($)	Termination Following Change of Control ($)
James H. Roth	Salary	400,000	200,000	200,000	1,600,000
	Bonus	—	—	—	1,760,000
	Pro rata bonus	—	—	—	880,000
	Equity Acceleration	611,880	1,215,775	1,215,775	1,215,775
	Benefits continuation	7,320	3,660	3,660	31,025
	Cutback	—	—	—	-65,052
	Total Value	1,019,200	1,419,435	1,419,435	5,421,748

James K. Rojas	Salary	230,000	115,000	115,000	920,000
	Bonus	—	—	—	736,000
	Pro rata bonus (2)	—	—	—	205,764
	Equity Acceleration	240,000	921,600	921,600	921,600
	Benefits continuation	7,320	3,660	3,660	30,744
	Cutback	—	—	—	-712,013
	Total Value	477,320	1,040,260	1,040,260	2,102,095

David M. Shade	Salary	375,000	187,500	187,500	1,500,000
	Bonus	—	—	—	—
	Pro rata bonus	—	—	—	—
	Equity Acceleration	600,000	1,152,000	1,152,000	1,152,000
	Benefits continuation	4,974	2,487	2,487	20,891
	Cutback	—	—	—	—
	Total Value	979,974	1,341,987	1,341,987	2,672,891

Mary M. Sawall	Salary	162,500	81,250	81,250	325,000
	Bonus	—	—	—	325,000
	Pro rata bonus	—	—	—	325,000
	Equity Acceleration	329,590	640,259	640,259	640,259
	Benefits continuation	7,320	3,660	3,660-2	14,640
	Cutback	—	—	—	—
	Total Value	499,410	725,169	725,169	1,629,899

Natalia Delgado	Salary	162,500	81,250	81,250	325,000
	Bonus	—	—	—	325,000
	Pro rata bonus	—	—	—	325,000
	Equity Acceleration	208,600	406,195	406,195	406,195
	Benefits continuation	7,320	3,660	3,660	14,640
	Cutback	—	—	—	—
	Total Value	378,420	491,105	491,105	1,395,835

(1)	Gary Holdren, our former CEO, terminated his employment with the Company on August 31, 2009. Gary Burge, our former CFO, terminated his employment with the Company on December 31, 2009. No severance was paid to either executive upon termination of employment, and all of their unvested equity was forfeited. Daniel Broadhurst resigned his position of COO on January 27, 2009, in order to assume the role of Vice President of our Accounting and Financial Consulting and Corporate Consulting segments.

(2)	Mr. Rojas was rehired by the Company on June 15, 2009. The bonus payable upon change of control on December 31, 2009 is prorated, based on his start date in 2009.

Termination Without Cause or Resignation for Good Reason

If any of our executives with a senior management agreement is terminated by us without cause or resigns for good reason, as defined in his or her senior management agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts. The senior management agreements on December 31, 2009 do not provide for acceleration of equity in the event of termination without cause or resignation for good reason. However, the Compensation Committee approved in September 2009 acceleration on a pro rata basis of unvested equity granted prior to January 1, 2010 for all executive officers upon termination without Cause or resignation for Good Reason, and this has been incorporated into amended and restated senior management agreements with executive officers that were signed after December 31, 2009.

The following severance benefit is payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, except in the case of a change of control, as of December 31, 2009:

James H. Roth

Six months’ salary as severance payable in a lump sum and six months’ continuation of medical insurance. Pursuant to the senior management agreement Mr. Roth entered into in early 2010 with an effective date of July 30, 2009, he will receive twelve months of base salary and his then-current target bonus, pro rata bonus in the year of termination, based on actual results, 12 months’ continuation of medical, dental and vision insurance coverage and pro rata acceleration of all unvested equity granted prior to January 1, 2010. Severance amounts are payable in a lump sum.

James K. Rojas	Six months’ salary as severance payable in a lump sum and six months’ continuation of medical insurance.

David M. Shade	Six months’ salary as severance payable in a lump sum and six months’ continuation of medical insurance.

Mary M. Sawall	Six months’ salary as severance payable in a lump sum and six months’ continuation of medical insurance.

Natalia Delgado	Six months’ salary as severance payable in a lump sum and six months’ continuation of medical insurance.

Daniel P. Broadhurst	Six months’ salary as severance payable in a lump sum and six months’ continuation of medical insurance. Mr. Broadhurst ceased to be an executive officer on January 27, 2009, when he resigned his position as COO to become the Vice President of our Accounting and Financial Consulting and Corporate Consulting segments.

Termination of Employment Due to Death or Disability

If any of our executives dies or becomes disabled, his or her estate is entitled to receive three months’ salary as severance and continuation of medical insurance for three months. The provision entitling the former executive or his or her estate to three months’ salary as severance in the event of death or disability was eliminated when the executives entered into amended and restated senior management agreements effective July 30, 2009 for Mr. Roth, October 1, 2009 for Mr. Rojas and January 1, 2010 for Mr. Shade, Ms. Sawall and Ms. Delgado. In addition, all unvested equity will accelerate if any of our executives dies or becomes disabled.

Termination Following Change of Control

The Company provides each of our executive officers with change of control severance benefits if his or her employment is terminated without cause following a change of control or if the executive resigns in the two-year period following a change of control for good reason as defined in the agreement. The executive will receive:

1.	A lump-sum payment equal to two times for Mr. Roth, Mr. Shade and Mr. Rojas and one time for Ms. Sawall and Ms. Delgado, respectively, base salary and target bonus in the year of termination;

2.	A lump-sum payment of the pro rata bonus, calculated based on the target bonus in the year of termination through the date of termination;

3.	Two years’ continuation of medical, dental and vision coverage for Mr. Rojas; two years’ continuation of medical coverage for Mr. Shade and Mr. Rojas; and one year’s continuation of medical benefits for Ms. Sawall and Ms. Delgado; and

4.	Acceleration of all outstanding equity grants that were granted prior to the change of control.

All executives are subject to a cutback in benefits to eliminate any excise tax.

A change of control occurs if:

•	any person becomes a beneficial owner of 40% or more of the Company’s outstanding securities;

•

there is a consummation of a merger or consolidation with any person unless (a) the voting securities of the Company outstanding immediately prior to the transaction continue to represent 60% of the combined voting power of the securities; (b) the merger is a recapitalization in which no person other than existing security holders becomes a beneficial owner representing 40% or more of the outstanding securities; (c) the merger does not represent a sale of all or substantially all of the assets;

•	the stockholders approve a plan of complete liquidation or dissolution; or

•

there is a disposition or sale of the Company’s assets other than a sale or disposition in which at least 60% of the voting power is retained in substantially the same proportion as immediately prior to the sale.

Restrictive Covenants on Termination

No severance or benefits are paid if an executive is terminated for cause or resigns other than for good reason as defined in the executive’s senior management agreement. Executives are subject to a confidentiality and non-disclosure covenant and, for a period of 12 to 24 months following termination of employment for any reason, may not directly or indirectly solicit, induce or encourage any employee of the Company or any client of the Company to leave, alter or cease his or her relationship with it. In addition, executives may not, for a period of 12 to 24 months following termination for any reason, provide services that are the same as or similar to those offered by the Company to any client of the Company that he or she obtained as a client for the Company, to whom he or she provided services within the 12 months preceding termination of employment, or to whom he or she submitted a proposal during the six months prior to termination of employment.

For a period of 12 to 24 months following the termination of his employment for any reason, Mr. Roth may not: (i) provide services that are the same as or similar to those offered by the Company at the time of his termination to any client of the Company; (ii) directly or indirectly solicit, induce or encourage any client of the Company to leave, alter, or cease his or her relationship with it; or (iii) directly or indirectly solicit, induce or encourage any employee of the Company to leave, alter, or cease his or her relationship with it. Further, for a period of 12 to 24 months following the termination of his employment for any reason, Mr. Roth may not, directly or indirectly, provide services that are competitive with those of the Company to any person, firm or other business entity.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information contained under the caption “Compensation Discussion and Analysis” and, based on this review and discussion, has recommended to the board of directors that it be included in this proxy statement.

John S. Moody, Chairman

DuBose Ausley

H. Eugene Lockhart

Compensation Committee Interlocks and Insider Participation

During 2009, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

Certain Relationships and Related Transactions

It is the responsibility of the Audit Committee to review and approve, ratify or disapprove of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements). In addition, it is the policy of management and board members to discuss at a meeting of the board of directors, or the appropriate board committee, those transactions requiring disclosure pursuant to the SEC’s related person disclosure requirements between Huron and a board member or a principal stockholder and members of their immediate families.

In addition, Huron has a Code of Business Conduct and Ethics (the “Ethics Code”), a copy of which is posted on our web page at www.huronconsultinggroup.com, that applies to directors and employees and their family members. The Ethics Code, among other things, has a policy governing conflicts of interest generally and, in particular, prohibiting certain business arrangements with the Company and clients of the Company, entering into relationships that may be perceived as impairing the ability of the individual or Huron from performing his or its duties, as the case may be, in an impartial manner, and use of corporate property for improper personal gain. Any exceptions require disclosure and approval by the Chief Compliance Officer and, in the case of officers and directors, by the Audit Committee of the board of directors. The Ethics Code also prohibits Huron from making any personal loans or guaranteeing any personal obligations of board members and executive officers.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S

2004 OMNIBUS STOCK PLAN

In 2004, we adopted the Omnibus Plan. The Omnibus Plan was approved by stockholders on October 12, 2004 and authorized for issuance up to 2,141,000 shares for stock-based incentive compensation to eligible employees, executive officers, independent contractors and outside directors. On May 2, 2006, stockholders approved the amendment of the Omnibus Plan in order to authorize for issuance up to 2,100,000 additional shares. As of December 31, 2009, we had issued a total of 3,318,949 shares of common stock under the Omnibus Plan, and a total of 51,978 shares are issuable pursuant to outstanding options. As part of our strategy to refocus the Company and retain key employees after the financial restatement in 2009, we granted 779,308 shares of restricted stock to our executive officers, managing directors and other employees between November 1, 2009 and March 8, 2010, as follows:

Number of Shares
Executives	54,876
Non-Executive Managing Directors	632,150
Non-Managing Directors	92,282
Total	779,308

We also reserved 246,228 shares, in connection with the 2010 executive equity-based grants described under the caption “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Huron Compensation Program Elements—2010 Equity Awards for Executive Officers,” the maximum number of performance shares that may be earned based on achievement of the performance metrics disclosed. Adding back forfeitures and shares withheld to cover taxes due on the lapse of restricted shares, as of March 8, 2010, we had approximately 348,216 shares of common stock remaining available for grant under the Omnibus Plan. We expect to use these shares to make annual grants to our independent directors and grants at the time of hire to select new managing directors throughout the year.

See the disclosure under the caption “2010 Plan Benefits” for allocation of restricted stock awards under the Omnibus Plan.

We have granted or committed to grant our current allocation of equity under the Omnibus Plan in the normal course of granting annual awards and pursuant to retention packages given to key employees throughout the Company in the wake of the financial restatement. We do not currently have enough shares available for issuance under the Omnibus Plan to make equity grants to executive officers and managing directors in 2011, and we may not have sufficient shares to attract and retain new senior talent. As a result, the board of directors has adopted, subject to stockholder approval, an amendment and restatement of the Omnibus Plan (the “Amended and Restated Plan”) to increase the number of shares available under the Omnibus Plan by 650,000 shares (to a total of 998,216 available for issuance, or 4.54% of our currently outstanding shares of common stock) and to make certain other changes. Based on our current plans and growth expectations, we believe that the additional 650,000 shares requested in this proposal will be sufficient for the Company’s needs for one year and that we will propose a new equity plan for stockholder approval at the Company’s 2011 annual meeting of stockholders.

Background of the Changes

Our business involves the delivery of professional services and is highly labor-intensive. Our success depends largely on our ability to attract, develop, motivate and retain highly skilled professionals. Equity compensation is an increasingly crucial component of our business model. The past year was a challenging one for Huron, but we have taken a hard look at our operations and made changes that have allowed us to emerge a stronger Company. We are determined to continue to grow the Company and deliver value to our stockholders, our clients and our people.

Huron’s business is to improve our clients’ performance by helping them solve complex business problems. Consistent with this business strategy, we employ highly talented and marketable professionals at every level of the organization. Our executive officers and managing directors have spent many years developing their professional skills and market presence. These talented professionals distinguish Huron from its competition, and our ability to compensate them with equity gives us an edge against some of our competitors. A strong, clear, straight-forward compensation program, comprised of cash and equity, is key to how we attract, retain and motivate these individuals. During the second half of 2009, we redesigned our executive compensation plan and our managing director compensation plan to better align compensation for our most senior employees with our business strategy and the interests of stockholders. The intent of these changes is to:

•	Drive desired financial, operational and strategic objectives that create sustainable long-term stockholder value;

•	Tie our managing directors to us and to the success of our Company; and

•	Incentivize our executive officers to accomplish the business strategy by giving them significant performance-based equity opportunities.

Key changes to our executive officer compensation include:

•

Articulation of a clearer and more transparent compensation philosophy that addresses all elements of compensation (base, bonus and long-term incentive) and specifies how each of those components functions to encourage superior performance;

•	Establishment of an incentive program with target payouts tied to achieving specified targets and including a mix of short-term and long-term incentives;

•

A long-term incentive component that combines time- and performance-based equity grants to reward executives for long-term value creation. (We expect to grant up to two-thirds of all equity grants to named executive officers in the form of stock options and/or performance-based restricted stock);

•	Adoption of share ownership requirements for executive officers and directors; and

•	Utilization of independent compensation consultants to provide expert objective counsel to the Compensation Committee regarding executive compensation.

Specific actions consistent with these changes were taken in late 2009 and 2010. With the advice of its independent compensation consultants, the Compensation Committee adopted a formal peer group and targeted compensation at the median, within a 10 percent range, for equivalent positions in the peer group. Within this range, the Compensation Committee used its discretion when setting the compensation for each executive officer. If management achieves our stretch goals, actual pay may substantially exceed the median. Executive base salaries and target incentives were adjusted to reflect the Compensation Committee’s assessment of where the Company was positioned in the market. The Compensation Committee has also implemented the incentive plan for executive officers with revenue, EBITDA and key strategic objectives as performance measures. The committee designed the equity component of the incentive plan to include performance shares, and those shares will be earned based on achieving targeted adjusted EBITDA and total debt to EBITDA. This is described more fully under the caption “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis”. Grants under this plan were made to executive officers in January 2010.

Highlights of changes to our managing director compensation plan include:

•

Increased transparency in the link between pay and performance to motivate results that drive our business strategy and fulfill stockholder commitments, including actual revenue generation, providing excellent client service, collaboration with others in maximizing opportunities for the Company as a whole and mentoring of more junior consultants, among other factors;

•	Establishment of an integrated compensation plan that includes annual and equity-based long-term incentives for all managing directors based on their contributions to the business;

•	Clarification of performance expectations and creation of a consistent structure for each element of pay: salary, short-term cash incentive and long-term equity incentive; and

•	A focus on wealth creation over time with every managing director eligible for a target annual equity grant.

Changes in the Amended and Restated Plan

In response to our new compensation approach, to make changes to the Omnibus Plan incorporating improved governance features and to clarify the application of certain provisions of the Omnibus Plan, our board of directors has made a number of changes to the Omnibus Plan as part of the Amended and Restated Plan. The significant changes accomplished by the Amended and Restated Plan and for which we are seeking your approval are to:

•

Increase the number of additional shares of common stock authorized under the Omnibus Plan by 650,000, which we believe will be sufficient for the Company’s needs for the next year, based on our current plans and growth expectations;

•

Require that any performance-based award may not become exercisable or vested prior to the first anniversary of the date on which it is granted and that any retention award may not become vested prior to the third anniversary of the date on which it is granted; except, in each case, in the event of the participant’s death, disability, retirement or a change of control;

•

Require that the exercise price of any options to purchase common stock or stock appreciation rights issued in the future may not be below fair market value (as defined in the Amended and Restated Plan) on the date of grant;

•	Prohibit the ability to reprice outstanding options or stock appreciation rights without the approval of stockholders;

•

Expand the business criteria upon which Section 162(m) performance-based compensation awards may be based and clarify the individual limitations on awards that can be granted during a specified period;

•

Require stockholder approval to amend the Amended and Restated Plan if, except in specified circumstances, the amendment would materially increase the benefits accruing to a participant, increase the aggregate number of shares of common stock that may be issued or modify the requirements as to eligibility for participation in the Amended and Restated Plan;

•	Empower the Compensation Committee to administer future awards made to non-employee directors;

•

Incorporate provisions for cash incentive awards (including individual limits on the amount of an award that can be paid during a specified period) so that such awards may be eligible for the exemption from the $1 million limit on tax-deductible compensation contained in Section 162(m) of the Code;

•	Provide for acceleration of unvested equity awards to employees who lose their jobs as a result of a change of control; and

•	Bring greater clarity to how various other provisions in the Amended and Restated Plan and related equity award agreements will be interpreted.

Reasons for the Changes

We cannot incorporate all of the changes in our compensation approach described above without your approval of additional shares of equity under the Omnibus Plan. As discussed, the restatement and subsequent changes in leadership required us to look at our core talent and award sizeable retention equity grants throughout the Company, particularly in our Financial Consulting, Legal Consulting and Higher Education groups. Early in 2010, the Compensation Committee approved significant grants primarily to high potential managing directors in our healthcare practices to encourage and reward integration of the Wellspring and Stockamp acquisitions. The Compensation Committee also made equity awards to our new executive team in a combination of time-based restricted stock and performance-based units, with the performance-based units scheduled to be earned only upon the achievement of specific performance metrics disclosed above. The grants will focus the new executive team on key priorities for 2010. As a result of these actions, our pool of shares has been nearly depleted. In order to execute our strategy, we need to hire additional talent in our core practices. To do this, we will need additional equity so that we can build compensation packages that attract and retain the senior talent we need and focus it on delivering long-term value for our stockholders. As we have noted above, we do not currently have sufficient shares to make grants to executive officers and managing directors in 2011, and we may not have sufficient shares to attract the new talent we need to execute our growth strategy and to build the Company.

In addition, to enable the Company to grant performance-based compensation in the future that is exempt from the $1 million limit on tax-deductible compensation contained in Section 162(m) of the Code, certain provisions of the Omnibus Plan must be periodically resubmitted to, and reapproved by, our stockholders. Stockholder approval of the Amended and Restated Plan will constitute approval for purposes of Section 162(m) and will allow us to grant cash and equity-based compensation that is exempt from the $1 million limit on tax-deductible compensation.

For the reasons discussed above, we believe that it is in the best interests of the Company, its stockholders and its employees to increase the number of shares of common stock available for issuance under the Omnibus Plan and to make other changes to the Omnibus Plan included in the Amended and Restated Plan. Accordingly, the board of directors has adopted the Amended and Restated Plan, subject to stockholder approval. In connection with our request, we want you to know that:

•

We have changed our practices to ensure they are aligned with stockholder interests, including phasing in share ownership requirements for executive officers and directors, implementing severance arrangements for executive officers that are less favorable to them than the norm for these arrangements, and providing change of control benefits to executive officers with a double trigger and no tax gross ups;

•	We commit that any equity awards to executive officers will include up to two-thirds performance-based awards, including stock options and performance-based restricted stock; and

•

We commit that the majority of grants made below the executive officer level will be determined based on the performance of each individual, his or her practice group, and/or the Company during the immediately preceding year.

The approval of the Amended and Restated Plan requires the affirmative vote of the holders of a MAJORITY of the total shares of common stock present in person or represented by proxy and entitled to vote on Proposal 2, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Validly executed proxies submitted in response to this solicitation will be voted FOR the approval of Proposal 2, unless specified otherwise.

We appreciate your support as we all work to improve the performance of our Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 OMNIBUS STOCK PLAN.

The summary of the Amended and Restated Plan set forth below is qualified in its entirety by the full text of the Amended and Restated Plan. A copy of the Amended and Restated Plan, marked to show the changes from the Omnibus Plan, as amended through the date hereof, is included as Appendix A to this Proxy Statement.

If the Amended and Restated Plan is not approved by stockholders, the Omnibus Plan will continue in existence in its current state, and the board of directors will be forced to consider other alternatives to continue to attract, motivate and retain employees. We expect that, if the Amended and Restated Plan is not approved, our cash compensation requirements will increase significantly in 2010 and beyond.

Description of the Amended and Restated Plan

There are several types of awards that may be granted under the Amended and Restated Plan:

•	stock options (including both incentive stock options, or ISOs, within the meaning of Section 422 of the Code and nonqualified stock options, or NQSOs, which are options that do not qualify as ISOs);

•	stock appreciation rights;

•	restricted stock;

•	phantom stock;

•	stock bonus awards;

•	other equity-based awards valued in whole or in part by reference to, or otherwise based on, our common stock; and

•	cash incentive awards.

As of March 8, 2010, a total of 348,216 shares of common stock are available for grant under the Omnibus Plan, subject to equitable adjustment upon certain corporate transactions or events. If this proposal is approved by stockholders, the number of shares available under the Amended and Restated Plan would increase to 998,216. Shares subject to an award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of the award will again become available for award under the Amended and Restated Plan, as shall any shares subject to an award that are retained as payment of the exercise price or tax withholding obligations with respect to an award, and any previously owned shares surrendered to us as payment of the exercise price of an option or to satisfy tax withholding obligations. In addition, to the extent an award is paid or settled in cash, the number of shares previously subject to the award shall again be available for issuance pursuant to the Amended and Restated Plan.

The Omnibus Plan, as it may be amended from time to time (including by the Amended and Restated Plan), is administered by the Compensation Committee. Our executive officers, employees, outside directors and third-party consultants, numbering approximately 2,000 in total as of March 8, 2010, were eligible to receive awards under the Omnibus Plan at the discretion of the Compensation Committee. The Compensation Committee has the responsibility for interpreting the Omnibus Plan and determining all of the terms and conditions of awards made under the Omnibus Plan, including when they will become exercisable or otherwise vest, subject to the terms and conditions of the Amended and Restated Plan if it is approved by the Company’s stockholders. The Compensation Committee has the authority to accelerate the exercisability and/or vesting of any outstanding award at such times and under such circumstances as it deems appropriate, subject to the terms and conditions of the Amended and Restated Plan. The Amended and Restated Plan may be further amended by our board of directors, subject to stockholder approval where necessary, to satisfy legal or regulatory requirements; provided that no amendment may be made without stockholder approval if the amendment would materially increase the benefits accruing to a participant under the Amended and Restated Plan, increase the aggregate number of shares of common stock that may be issued under the Amended and Restated Plan (other than equitable adjustments as provided) or modify the requirements for eligibility for participation in the Amended and Restated Plan. The Amended and Restated Plan terminates not later than the tenth anniversary of its initial adoption. Awards granted before the termination of the Amended and Restated Plan may extend beyond that date in accordance with their terms.

Under the Amended and Restated Plan, the maximum number of shares of stock that may be granted to any individual during any calendar year may not exceed 500,000 shares (subject to equitable adjustment as provided). The maximum number of shares of stock to which incentive stock options relate that may be granted under the Amended and Restated Plan is 325,000 (subject to equitable adjustment as provided). The limit on cash incentive awards under the Amended and Restated Plan is $10,000,000 during any 12-month performance period.

The Amended and Restated Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction that we may take for compensation of our CEO and our next four highest paid executive officers. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. The exercisability or payment of awards that are intended to qualify as performance-based compensation may be based upon one or more of the following business criteria as established by the Compensation Committee:

•	return on total stockholder equity;

•	earnings or book value per share of Company common stock;

•	net income (before or after taxes);

•	earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”);

•	return on assets, capital or investment;

•	market share;

•	cost reduction goals;

•	earnings from continuing operations;

•	levels of expense, costs or liabilities;

•	department, division or business unit level performance;

•	operating profit;

•	sales or revenues;

•	stock price appreciation;

•	total stockholder return (TSR);

•	implementation or completion of critical projects or processes;

•	adjusted EBITDA (e.g., EBITDA adjusted for restructuring and restatement costs);

•	days sales outstanding;

•	financial coverage ratios;

•	other non-GAAP financial measures; and

•	any combination of the foregoing.

Where applicable, these business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria and may be applied to one or more of the Company, an affiliate of the Company, or a department, division or strategic business unit of the Company and/or one or more affiliates of the Company. The business criteria also may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, as determined by the Compensation Committee. The business criteria may be subject to:

•	a threshold level of performance below which no payment will be made (or no vesting will occur);

•	levels of performance at which specified payments will be made (or specified vesting will occur); and

•	a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Each of the business criteria will be determined, where applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee. The Compensation Committee has the authority to make equitable adjustments to the business criteria to account for:

•	unusual or non-recurring events affecting the Company or any of its affiliates or the financial statements of the Company or any of its affiliates;

•	changes in applicable laws or regulations (including tax laws, accounting principles or other laws or provisions affecting reported results);

•

items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles;

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	accruals for reorganization or restructuring programs; and

•	acquisitions or divestitures.

U.S. Federal Income Tax Consequences. The following summary describes the typical U.S. federal income tax consequences of awards granted under the Amended and Restated Plan based upon provisions of the Code, as in effect on March 24, 2010, and applicable guidance thereunder, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards under the Amended and Restated Plan and does not discuss estate or gift taxes or the income tax laws of any municipality, state or foreign country. We generally will be entitled to withhold any required taxes in connection with the exercise or payment of any award and may require the participant to pay such taxes as a condition to exercise or payment of an award.

Stock Options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirement of Section 422 of the Code. NQSOs need not satisfy such requirements.

A participant is generally not taxed on the grant or the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the stock option grant date and at least one year following exercise, the difference between the amount realized on the disposition of the shares and the participant’s basis in the shares (usually the exercise price) will be treated as long-term capital gain (or loss, if applicable).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above (a “disqualifying disposition”), then the participant will generally recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term (as applicable) capital gain. If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price.

We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If a disqualifying disposition occurs, we will be entitled to a deduction in the year of the disqualifying disposition in an amount equal to the ordinary income recognized by the participant upon the disqualifying disposition.

A recipient generally will not realize any taxable income upon the grant of an NQSO. Upon exercise of an NQSO, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of shares acquired upon exercise of an NQSO, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the participant’s basis in the shares (usually the fair market value of the shares on the date of exercise of the NQSO). Special rules will apply in cases where a participant pays the exercise or purchase price of the award or applicable withholding tax obligations under the Amended and Restated Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

Stock Appreciation Rights. A participant generally will not realize any taxable income upon the grant of a stock appreciation right. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by the participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Restricted Stock. The federal income tax consequences of a grant of restricted stock depend upon whether or not the participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code (an “83(b) Election”). If no 83(b) Election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock, assuming that the stock is then subject to a substantial risk of forfeiture under rules under the Code. When the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the 83(b) Election is made, the participant will recognize taxable income at the time of the grant of restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof.

The participant’s tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

We will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

Other Awards. Participants generally will not have taxable income upon the grant of any other stock awards, provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable rules under the Code. Participants will generally recognize ordinary income when the restrictions on awards lapse or on the date of grant if there are no such restrictions. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award that does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled. In either case, we generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

Previous Awards. For awards that were made in 2009 to directors and named executive officers, you should read the discussions under “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation of Directors,” and “EXECUTIVE COMPENSATION—2009 Summary Compensation Table”. See below for more information concerning the awards made in 2009.

FOR ALL OF THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED PLAN.

2010 Plan Benefits

From December 31, 2009 through March 8, 2010, the Record Date, the Compensation Committee has approved and we have granted the following restricted stock awards under the Omnibus Plan:

Number of Shares
James H. Roth	33,770
Mary M. Sawall	10,553
Natalia Delgado	10,553
Non-Executive Managing Directors	232,681
Non-Managing Directors	62,629
Total	350,186

For more information on these awards, read the discussion under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis–2010 Equity Awards for Executive Officers”.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITOR

PricewaterhouseCoopers LLP, which has been the independent auditor for the Company since its inception, has been appointed by the Audit Committee as auditor for the Company and its subsidiaries for the fiscal year ending December 31, 2010. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2010, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2009	2008
	(in thousands)
Audit Fees	$1,562	$593
Audit-Related Fees	166	571
Tax Fees	220	338
All Other Fees	3	11

Total	$1,951	$1,513

Audit Fees—all services, including tax services and accounting consultation, necessary to perform an audit of the consolidated financial statements of Huron; services in connection with statutory and regulatory filings or engagements; comfort letters; statutory audits; attest services; and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees—due diligence related to mergers and acquisitions; accounting consultations and audits in connection with acquisitions; internal control reviews; attest services that are not required by statute or regulations; and consultation concerning financial accounting and reporting standards.

Tax Fees—tax compliance (preparation of original and amended tax returns, claims for refund and tax payment-planning services); tax planning; and other tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities).

All Other Fees—any other work that is not audit, audit-related or a tax service.

The Audit Committee considers whether the provision of these services is compatible with maintaining the auditor’s independence and has determined such services for fiscal 2009 and 2008 were compatible.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

The Audit Committee, on a periodic basis, determines certain services that have the general pre-approval of the committee. The Audit Committee must separately pre-approve any services not receiving such general pre-approval. Requests for such approval must be submitted by both the auditor and the CFO and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. No services are undertaken that are not pre-approved. The Audit Committee will establish pre-approved fee levels for all services to be provided by the auditor. On a periodic basis, the CFO and the auditor report to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the board of directors in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for Huron in accordance with the duties and responsibilities outlined in the Audit Committee charter.

Huron’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Huron’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee, with the assistance and support of the Huron finance department and management of Huron, has fulfilled its objectives, duties and responsibilities as stipulated in the Audit Committee charter and has provided adequate and appropriate independent oversight and monitoring of Huron’s systems of internal control for the fiscal year ended December 31, 2009.

These activities included, but were not limited to, the following during the fiscal year ended December 31, 2009:

•

Reviewed and discussed with management and the independent auditors the audited financial statements, the quarterly financial statements, and the quarterly and annual earnings press releases for the year ended December 31, 2009. Management has the primary responsibility for such financial statements and press releases.

•	Discussed with the independent auditors the matters requiring discussion by Statement on Auditing Standards No. 61 “Communication with Audit Committees.”

•

Received the written disclosures and the letter from the independent auditors in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In reliance on the committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Huron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

H. Eugene Lockhart, Chairman

DuBose Ausley

John McCartney

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company’s Proxy Statement relating to its next annual meeting, stockholder proposals must be received no later than November 24, 2010 by the Corporate Secretary at the Company’s principal executive offices. Pursuant to the Company’s bylaws, stockholders who intend to present an item for business at the next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the Corporate Secretary no earlier than January 3, 2011 and no later than February 2, 2011. Stockholder proposals must set forth (1) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (2) the name and address of the stockholder proposing such business, (3) the number of shares of common stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business that persons, other than the management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer discretionary authority on the board of directors to vote on any other matter proposed by stockholders in accordance with their best judgment. Votes against proposals or abstentions from voting on proposals will not be used to adjourn or postpone the Annual Meeting of Stockholders.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. The Company will supply banks, brokers, dealers, and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

By Order of the Board of Directors

Natalia Delgado, Corporate Secretary

Chicago, Illinois

March 24, 2010

APPENDIX A

AMENDED AND RESTATED

HURON CONSULTING GROUP INC.

2004 OMNIBUS STOCK PLAN

History and Purpose~~; Establishment~~.

The Huron Consulting Group Inc. 2004 Omnibus Stock Plan (the ~~"Plan")~~“Plan”) was established, adopted and approved by the Board of Directors of Huron Consulting Group Inc. (“Huron”) and was approved by Huron’s stockholders effective as of October 12, 2004. The Plan was amended effective as of May 2, 2006 to increase the number of shares available for issuance under the Plan, which amendment was approved by Huron’s stockholders. The Plan was also amended to make certain changes to the vesting provisions in the case of death and disability. The following provisions constitute an amendment and restatement of the Plan subject to the approval of Huron’s stockholders. The Plan is intended to attract and retain employees, non-employee directors and independent contractors of the Company, to motivate them to achieve long-term Company goals and to further align their interests with those of ~~the Company'~~ Huron’s stockholders. ~~The Plan was adopted and approved by the Board of Directors effective as of October 12, 2004, and was approved by the stockholders of the Company.~~

Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

~~"~~“Administrative	Actions~~"~~” shall have the meaning set forth in Section 4(~~b~~d).

~~"~~“Affiliate~~"~~	~~means any entity if, at the time of granting of an Award (1) the Company~~” means any corporation, partnership, joint venture or other entity during any period in which (i) Huron, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (~~2~~ ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of ~~the Company~~Huron.

~~"~~“Agreement~~"~~”	shall mean ~~the written~~an agreement between ~~the Company~~Huron and a Participant evidencing an Award or a notice of an Award ~~delivered to a Participant by the Company in hard copy paper form, electronically via the Internet or through other electronic means.~~ , in a form approved by the Committee.

(a)	“Alternative Agreement” shall mean, with respect to any Participant, an employment agreement, senior management agreement or other written agreement describing the Participant’s terms of employment with Huron or an Affiliate.

(b)	~~(d)~~ “Award~~"~~” shall mean any Option, Stock Appreciation Right, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(c)	~~(e)~~ “Board of Directors~~"~~” shall mean the Board of Directors of ~~the Company~~Huron.

(d)

~~(f)~~ “Business Criteria~~"~~” shall mean (~~1~~ i) return on total stockholder equity; (~~2~~ ii) earnings or book value per share of ~~Company~~Common Stock; (~~3~~ iii) net income (before or after taxes); (~~4~~ iv) earnings before all or any interest, taxes, depreciation and/or amortization (~~"~~“EBIT~~"~~”, ~~"~~“EBITA~~"~~” or ~~"~~“EBITDA~~"~~”); (~~5~~ v) return on assets, capital or investment; (~~6~~ vi) market share; (~~7~~ vii) cost reduction goals; (~~8~~ viii) earnings from continuing operations; (~~9~~ ix) levels of expense, costs or liabilities; (~~10~~ x) department, division or business unit level performance; (~~11~~ xi) operating profit; (~~12~~ xii) sales or revenues; (~~13~~ xiii) stock price appreciation; (~~14~~ xiv) total stockholder return (TSR); (~~15~~ xv) implementation or completion of critical projects or processes; ~~or (16~~(xvi) adjusted EBITDA (e.g., EBITDA adjusted for restructuring and restatement costs); (xvii) days sales outstanding (DSO); (xviii) financial coverage ratios; (xix) other non-GAAP financial measures, or (xx) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of ~~the Company~~Huron, an Affiliate, or a department, division or strategic business unit of ~~the Company~~Huron and/or one or more Affiliates, or may be applied to the performance of ~~the Company~~Huron and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria applicable to any Award in recognition of (1) unusual or non-recurring events affecting ~~the Company~~Huron or any Affiliate or the financial statements of ~~the Company~~Huron or any Affiliate, (2) in response to changes in applicable laws or regulations~~, or~~ (including tax laws, accounting principles or other laws or provisions affecting reported results), (3) to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles~~.~~ , (4) asset write-downs, (5) litigation or claim judgments or settlements, (6) accruals for reorganization and restructuring programs, and (7) acquisitions or divestitures. To the extent that such inclusions or exclusions affect Awards to Covered Employees which are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, such adjustments shall be prescribed in a form that meets the requirements of Section 162(m) of the Code.

(e)	“Cash Incentive Award” shall have the meaning set forth in Section 12(b).

(f)	~~(g)~~ “Cause~~"~~” shall mean, unless otherwise defined in the Participant~~'s Agreement, employment agreement, senior management agreement or other written agreement describing the Participant's terms of employment with the Company, termination of the Participant's employment or service by the Company if, in the reasonable determination of the Company, the Participant (i) engages~~’s Agreement or an Alternative Agreement, any of the following actions or failures by a Participant, as determined in the reasonable judgment of Huron: (i) engaging in conduct that violates written policies of the Company~~,~~ ; (ii) ~~fails~~failure to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity)~~,~~ ; (iii) ~~fails~~failure to carry out the ~~Company's~~ reasonable directions of the Company, issued through ~~its~~Huron’s Chief Executive Officer, the Board of Directors, other appropriate senior employee responsible for the Participant’s business unit or area, ~~or~~ the Participant~~'~~’s supervisor, or the person to whom the Participant reports, (iv) ~~engages in~~ embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to the Company~~,~~ ; (v) ~~commits~~ an act or omission that could adversely and materially affect the ~~Company's~~ business or reputation of the Company or involves moral turpitude~~,~~ ; or (vi) ~~breaches~~a breach of a material provision of this Plan or the Agreement evidencing an Award.

(g)	“Change of Control” shall mean the first to occur of the following events:

(i)	any Person becomes the Beneficial Owner, directly or indirectly, of common stock or voting securities of Huron (not including in the amounts beneficially owned by such Person any common stock or voting securities acquired directly from Huron or its Affiliates) representing 40% or more of the combined voting power of Huron’s then outstanding securities;

(ii)

there is consummated a merger or consolidation of Huron or any direct or indirect subsidiary of Huron with any Person, other than (1) a merger or consolidation which would result in the voting securities of Huron outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Huron or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (2) a merger or consolidation effected to implement a recapitalization of Huron (or similar transaction) in which no Person other than existing security holders is or becomes the Beneficial Owner, directly or indirectly, of securities of Huron (not including in the amount Beneficially Owned by such Person any common stock or voting securities acquired directly from Huron or its Affiliates) representing 50% or more of the combined voting power of Huron’s then outstanding securities; or (3) a merger or consolidation of a subsidiary of Huron that does not represent a sale of all or substantially all of the assets of Huron;

(iii)	the stockholders of Huron approve a plan of complete liquidation or dissolution of Huron (except for a plan of liquidation or dissolution effected to implement a recapitalization of Huron addressed in paragraph (ii) above); or

(iv)	there is consummated an agreement for the sale or disposition of all or substantially all of the assets of Huron to a Person, other than a sale or disposition by Huron of all or substantially all of the assets of Huron to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Huron.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Huron immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Huron immediately following such transaction or series of transactions.

For purposes of this Change of Control definition, (I) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; (II) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) Huron or any of Huron’s direct or indirect subsidiaries; (x) a trustee or other fiduciary holding securities under an employee benefit plan of Huron or any of its Affiliates; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of Huron in substantially the same proportions as their ownership of stock of Huron; and (III) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(h)	~~(h)~~ “Code~~"~~” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)	~~(i)~~ “Committee~~"~~” shall mean a committee of the Board of Directors~~, which shall consist~~ consisting of two or more persons~~,~~ each of whom shall qualify as an ~~"~~“outside director~~"~~” within the meaning of Section 162(m) of the Code, a ~~"~~“nonemployee director~~"~~” within the meaning of Rule 16b-3 and an ~~"~~“independent director~~"~~” within the meaning of the NASD Rule 4350(c)(1).

~~(j)~~	~~"Company" shall mean Huron Consulting Group Inc., a Delaware corporation, and, where appropriate, each of its Affiliates.~~

(j)	~~(k)~~ “~~Company~~Common Stock~~"~~” shall mean the ~~Class A~~ common stock of ~~the Company~~Huron, par value $.01 per share ~~(which Class A common stock will be renamed “Common Stock” pursuant to the Company’s certificate of incorporation upon a Fundamental Change, a Change of Control or immediately prior to the closing of a Qualified Public Offering (each as defined in the Company’s certificate of incorporation))~~.

(k)	“Company” shall mean, collectively, Huron and its Affiliates.

(l)	~~(l)~~ “Covered Employee~~"~~” shall have the meaning set forth in Section 162(m) of the Code.

(m)	~~(m)~~ “Disabled” shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(n)	~~(n)~~ “Effective Date~~"~~” shall mean October 12, 2004.

(o)	~~(o)~~ “Exchange Act~~"~~” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(p)	“Fair Market Value” of a share of Common Stock as of any date shall mean the value determined in accordance with the following rules:

(i)	If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the trading day immediately preceding such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on such preceding date, on the last preceding date on which a sale was so reported.

(ii)	~~(p) "Fair Market Value" of the Company Stock shall be calculated as follows: (i) if the Company Stock is listed on a national securities exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sale prices are regularly reported for the Company Stock, then the Fair Market Value shall be the closing selling price for the Company Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Company Stock as described in clause (i) above~~If the Common Stock is not at the time listed or admitted to trading on a stock exchange but bid and asked prices for the ~~Company~~Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the ~~Company Stock on the applicable date or, if the applicable date is not a trading day~~Common Stock on the trading day immediately preceding such date or, if no bid and asked prices for Common Stock are reported on such preceding date, on the most recent ~~trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be determined in good faith by the Committee in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.~~ day immediately prior thereto on which bid and asked prices were so reported.

(iii)	If the Common Stock is not listed or admitted to trading on any stock exchange and if prices are not regularly reported for the Common Stock as described in paragraph (ii), the Fair Market Value shall be as determined by the Committee in good faith in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.

(iv)	For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a broker-assisted cashless exercise program, Fair Market Value shall be the price at which such shares are sold.

(q)	“Huron” shall mean Huron Consulting Group Inc., a Delaware corporation.

(r)	~~(q)~~ “Incentive Stock Option~~"~~” shall mean an Option that qualifies as an ~~"~~“incentive stock option~~"~~” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(s)	~~(r)~~ “Nonqualified Stock Option~~"~~” shall mean an Option other than an Incentive Stock Option.

(t)	~~(s)~~ “Option~~"~~” shall mean an option to purchase shares of ~~Company~~Common Stock granted pursuant to Section 7 hereof.

(u)	~~(t)~~ “Other Award~~"~~” shall mean an Award granted pursuant to Section 12 hereof.

(v)	~~(u)~~ “Participant~~"~~” shall mean an employee, non-employee director or ~~consultant~~independent contractor of the Company to whom an Award is granted pursuant to the Plan.

(w)	“Performance-Based Award” is an Option, Stock Appreciation Right and any other right or Award granted under the Plan the vesting or earning of which is conditioned on the achievement of performance targets or performance objectives.

(x)	~~(v)~~ “Phantom Stock~~"~~” shall mean ~~the~~a right, granted pursuant to Section 10 hereof, to receive in cash or shares the Fair Market Value of a share of ~~Company~~Common Stock.

(y)	“Plan” shall mean the Huron Consulting Group Inc. 2004 Omnibus Stock Plan as set forth herein.

(z)	~~(w)~~ “Restricted Stock~~"~~” shall mean a share of ~~Company~~Common Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to restrictions ~~as set forth~~described in Section ~~9(d).~~ 9.

(aa)	“Retention Award” shall mean an Award (other than an Option or Stock Appreciation Right) that is vested or earned solely on the basis of the performance of future services for the Company.

(bb)	“Retirement” shall mean the termination of a Participant’s employment or service with the Company on or after the date on which he has attained age 65. A Participant’s termination of employment or service shall not be considered to be on account of Retirement if the employment or service is terminated by the Company for Cause.

(cc)	~~(x)~~ “Rule 16b-3~~"~~” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(dd)	~~(y)~~ “Securities Act~~"~~” shall mean the Securities Act of 1933, as amended from time to time.

(ee)	~~(z)~~ “Stock Appreciation Right~~"~~” shall mean ~~the right~~a right granted pursuant to Section 8 hereof which entitles the Participant to receive, upon exercise of the ~~right, the applicable amounts as described in Section 8 hereof.~~ Award, an amount of cash or shares of Common Stock (as determined in accordance with the terms of the Plan and the Award) having a value equal to the excess of: (i) the Fair Market Value, determined at the time of exercise, of a specified number of shares of Common Stock; over (ii) an exercise price established by the Committee at the time of grant, subject to the terms and conditions of the Plan.

(ff)	~~(aa)~~ “Stock Bonus~~"~~” shall mean a bonus payable in shares of ~~Company~~Common Stock granted pursuant to Section 11 hereof.

(gg)	~~(bb)~~ “Subsidiary~~"~~” shall mean a ~~"~~“subsidiary corporation~~"~~” of ~~the Company~~Huron within the meaning of Section 424(f) of the Code.

Stock Subject to the Plan.

Shares	Available for Awards. The maximum number of shares of ~~Company~~Common Stock reserved for issuance under the Plan shall be ~~4,241,000~~4,891,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued shares of ~~Company~~Common Stock or authorized and issued shares of ~~Company~~Common Stock held in ~~the Company'~~ Huron’s treasury, including shares purchased in the open market or in private transactions.

~~Individual~~	~~Limitation; Limitation on Certain Awards; Limitation on Incentive Stock Options. The~~Limitations on Awards. Subject to the provisions of this Section 3, the maximum number of shares of ~~Company~~Common Stock to which Awards relate that may be granted to any Participant in the aggregate during any calendar year shall not exceed 500,000 shares (subject to adjustment as provided herein). ~~The maximum number of shares of Company Stock to which Incentive Stock Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein).~~ For purposes of this Section 3(b):

(i)	If Awards are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares into cash.

(ii)	If delivery of shares of Common Stock or cash is deferred until after shares of Common Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(hh)	Limits on Incentive Stock Options. The maximum number of shares of Common Stock to which Incentive Stock Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein).

(ii)	Limitations on Cash Incentive Awards. The maximum amount payable to any Participant for any twelve month performance period with respect to a Cash Incentive Award granted under the Plan shall be $10,000,000 (pro rated for performance periods that are greater or lesser than twelve months). For purposes of this Section 3(d):

(i)	If the Award is denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares.

(ii)	If delivery of shares of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(jj)	~~(c)~~ Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, ~~Company~~Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion, (~~1~~ i) the number and kind of shares of stock which may thereafter be issued in connection with Awards~~,~~ ; (~~2~~ ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards~~,~~ ; (~~3~~ iii) the exercise price, grant price or purchase price relating to any Award~~, and~~; (~~4~~ iv) the limitations set forth in Sections 3(a) ~~and~~, 3(b)~~;~~ , 3(c) and 3(d) (provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code and any regulations thereunder); and (v) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (2) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or Stock Appreciation Right, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or Stock Appreciation Right at the time of the transaction over the exercise price).

(kk)	~~(d)~~ Reuse of Shares. Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of ~~Company~~Common Stock shall again become available for Awards: (~~1~~ i) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of such Award without having been exercised or settled~~;~~ , (~~2~~ ii) any shares subject to an Award that are retained ~~by the Company~~ as payment of the exercise price or tax withholding obligations with respect to an Award~~;~~ , and (~~3~~ iii) a number of shares equal to the number of previously owned shares of ~~Company~~Common Stock surrendered ~~to the Company~~ as payment of the exercise price of an Option or to satisfy tax withholding obligations with respect to an Award. In addition, (x) to the extent an Award is paid or settled in cash, the number of shares of ~~Company~~Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (y) in the event of the exercise of a Stock Appreciation Right granted in relation to an Option, the excess of the number of shares subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.

Administration of the Plan.

General.	The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted~~,~~ ; the number of shares of ~~Company~~Common Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to conclusively construe and interpret the Plan and ~~any Award~~all Awards; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the operation and administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan~~, (1~~ (but subject to the terms and conditions of the Plan), (i) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable~~,~~ ; (~~2~~ ii) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant)~~,~~ ; (~~3~~ iii) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock, Stock Bonus or Other Award~~,~~ ; and (~~4~~ iv) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.

(ll)	Decisions Binding. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(mm)	Delegation. Except to the extent prohibited by the applicable rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its administrative responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(nn)	~~(b)~~ Indemnification. No member of the Committee (or ~~a~~an authorized delegate of the Committee), and no officer of Huron or any of the ~~Company~~Affiliates, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the ~~Administrator~~Committee or officer of ~~the Company~~Huron or any Affiliate in connection with the performance of duties under this Plan, except for such individual~~'~~’s own willful misconduct or as expressly provided by law (the ~~"~~“Administrative Actions~~"~~”). Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board of Directors or officers of ~~the Company~~Huron or an ~~affiliate~~Affiliate, any individual serving as a Committee member (and any authorized delegate) shall be indemnified and held harmless by ~~the Company~~Huron to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.

~~(c)~~	~~Awards to non-employee directors. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board of Directors in the case of Awards made to non-employee directors.~~

Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of ~~the Company~~Huron or any Affiliate), independent contractors to the Company and non-employee directors of ~~the Company~~Huron or any

Affiliate, in each case as the Committee ~~(or, in the case of non-employee directors, the Board of Directors)~~ shall select from time to time. The grant of an Award hereunder to any employee, non-employee director or independent contractor shall impose no obligation on the Company ~~or any Subsidiary~~ to continue the employment or service of a Participant and shall not lessen or affect the Company~~’s or such Subsidiary~~’s right to terminate the employment or service of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Awards Under the Plan; Agreement; Special Vesting and Exercise Provisions.

Available	Awards~~; Agreement~~. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the ~~provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.~~ terms and conditions of the Plan.

(oo)	Agreement. The Committee may require a Participant to enter into an Agreement evidencing the Award, which Agreement shall contain such terms and conditions, not inconsistent with the Plan, as the Committee determines in its discretion.

(pp)	~~(b)~~ Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, unless otherwise specifically provided by the Committee, any Award (other than a Cash Incentive Award) that is outstanding on the date on which the Participant’s employment or service with the Company terminates due to death or as a result of the Participant ~~becoming~~’s being Disabled shall become fully vested or exercisable, as applicable, on the date on which the Participant’s employment or service with the Company terminates due to the Participant’s death or as a result of the Participant ~~becoming~~’s being Disabled.

(qq)	Special Exercise and Vesting Rules. Notwithstanding any other provision of the Plan or any Agreement to the contrary (other than the provisions of Section 6(c)) and except for Awards which do not exceed 5% of the total number of shares of Common Stock reserved for issuance under the Plan in the aggregate, in no event (i) shall any Performance-Based Award become exercisable or vested prior to the first anniversary of the date on which it is granted and (ii) shall any Retention Award become vested prior to the third anniversary of the date on which it is granted. Notwithstanding the foregoing provisions of this Section 6(d)), the Committee may provide for acceleration of the exercisability and vesting of Performance-Based Awards and/or Retention Awards in the event of the Participant’s Retirement or in the event of a Change of Control. This Section 6(d) applies to Awards made under the Plan after the date on which this amended and restated Plan is approved by Huron’s stockholders. The provisions of this Section 6(d) shall not apply to (y) grants made to newly eligible Participants to replace awards from a prior employer and (z) grants that are a form of payment of earned performance awards or other incentive compensation.

(rr)	Leaves of Absence. Unless otherwise provided by the Committee and, with respect to Incentive Stock Options, to the extent permitted under Section 422 of the Code, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) a Participant’s employment shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his outstanding Awards under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his outstanding Awards under the Plan during any period of such leave of absence which exceeds 30 days.

Options.

Identification	of Options. Each Option shall be clearly identified ~~in the applicable Agreement~~ as either an Incentive Stock Option or a Nonqualified Stock Option. ~~All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee with respect to a Nonqualified Stock Option.~~

Exercise	Price. ~~Each Agreement with respect to an Option shall set forth the amount per share (the "option exercise price") payable by the Participant to the Company upon exercise of the Option.~~ The amount per share that a Participant shall be required to pay upon exercise of an Option (the “exercise price”) shall be established by the Committee at the time of grant; provided, however, that in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).

(ss)	No Repricing. Except for either adjustments pursuant to Section 3(e) (relating to the adjustment of shares), or reductions of the exercise price approved by Huron’s stockholders, the option price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Option with a lower exercise price. In addition, no repricing of an Option shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(tt) ~~(c)~~ Term and Exercise of Options.

Each	Option shall become exercisable at the time determined by the Committee ~~and set forth in the applicable Agreement~~at the date of grant, subject to the terms and conditions of the Plan. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria or conditions relating to the completion of a specified period of service. Subject to Section 7(~~d~~e) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option. No Option may be exercised after the expiration date applicable thereto.

An	Option shall be exercised by delivering the form of notice of exercise provided by ~~the Company~~Huron. Payment for shares of ~~Company~~Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means~~: (A~~ (except that in the case of exercise using a broker assisted cashless exercise, payment may be made as soon as practicable after exercise): (1) in cash or by personal check, certified check, bank cashier~~'~~’s check or wire transfer; (~~B~~2) in shares of ~~Company~~Common Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (~~C~~3) by any such other methods (including broker assisted cashless exercise via a broker selected by the Committee) as the Committee may from time to time authorize; provided, however, that in ~~the case of a Participant who is subject to Section 16 of the Exchange Act~~all cases, the method of making such payment shall be in compliance with applicable law. Any payment in shares of ~~Company~~Common Stock shall be effected by the delivery of such shares to the Secretary of ~~the Company~~Huron or his or her designee, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of ~~the Company~~Huron or his or her designee shall require.

~~Certificates~~

~~for shares of Company Stock purchased upon~~Upon the exercise of an Option, in a manner determined by the Committee, either (1) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares ~~and delivered to the Participant or~~or (2) shares of Common Stock shall be credited to such ~~other person, in a manner determined by the Committee (including via book entry)~~ person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of the

Company’s transfer agent, in each case, as soon as practicable following the effective date on which the Option is exercised.

(uu)	~~(d)~~ Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of ~~the Company~~Huron and its ~~Affiliates~~Subsidiaries, in accordance with the provisions of Section 422 of the Code. ~~The option exercise price for each Incentive Stock Options shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.~~ To the extent that the aggregate Fair Market Value of shares of ~~Company~~Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of ~~the Company or a Subsidiary~~Huron or any of its Subsidiaries shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of ~~this Section 7(d)~~ the preceding sentence, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of ~~the Company~~Huron and its Subsidiaries unless (~~A~~i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of ~~Company~~Common Stock at the time such Incentive Stock Option is granted and (~~B~~ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. A Participant shall be required to notify Huron of any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(vv)	~~(e)~~ Effect of Termination of Employment (or Provision of Services). The Committee shall determine the effect of termination of employment or termination of service on each Option, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee, (i) in the event that ~~the employment of~~ a Participant’s employment with the Company (or the Participant~~'~~’s service to the Company) shall terminate for any reason other than Cause, death, ~~disability or, retirement, (i~~ or the Participant’s being Disabled, (1) each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term~~,~~ and (~~ii~~2) each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination~~. In~~ and, (ii) in the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account ~~of retirement of the Participant, treatment of each Option granted to such Participant that is outstanding as of the date of such termination shall be determined by the Committee in its sole discretion. In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account~~ of Cause, each Option that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

Stock Appreciation Rights.

(ww)	Awards of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with an Option at the time of grant or may be granted unrelated to an Option. If a Stock Appreciation Right is granted in connection with an Option, the exercise price of both the Option and Stock Appreciation Right shall be the same, and the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock shall cancel the corresponding Stock Appreciation Right or Option right with respect to such share. If a Stock Appreciation Right is in connection with an Option but is granted after the grant of the Option (or vice versa), the later granted related Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.

(xx)	Exercise Price. The exercise price of a Stock Appreciation Right shall be established by the Committee at the time of grant; provided, however, that in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).

(yy)	No Repricing. Except for either adjustments pursuant to Section 3(e) (relating to the adjustment of shares), or reductions of the exercise price of a Stock Appreciation Right approved by Huron’s stockholders, the exercise price for any outstanding Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Stock Appreciation Right with a lower exercise price. In addition, no repricing of a Stock Appreciation Right shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(zz)	Term and Exercise of Stock Appreciation Rights.

(i)	~~(a) A Stock Appreciation Right may be granted in connection with an Option, either~~Each Stock Appreciation Right shall become exercisable at the time determined by the Committee at the date of grant ~~or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option.~~ , subject to the terms and conditions of the Plan. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria~~. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.~~ or conditions relating to the completion of a specified period of service and the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. The Committee shall determine the expiration date of each Stock Appreciation Right, which shall be no later than the tenth anniversary of the date of grant of the Stock Appreciation Right. No Stock Appreciation Right may be exercised after the expiration date applicable thereto.

~~(b)~~	~~A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d). Such Option will, to the extent surrendered, then cease to be exercisable.~~

~~(c)~~	~~Subject to Section 8(h) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.~~

~~(d)~~	~~Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:~~

~~(i)~~	~~the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by~~

~~(ii)~~	~~the number of shares as to which such Stock Appreciation Right is exercised.~~

~~(e)~~	~~A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:~~

~~(i)~~	~~the excess of (1) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over (2) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by~~

~~the~~	~~number of shares as to which such Stock Appreciation Right is exercised.~~ A Stock Appreciation Right shall be exercised by delivering the form of notice of exercise provided by Huron. Any settlement of exercise of a Stock Appreciation Right in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of Huron or his or her designee, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of Huron or his or her designee shall require.

~~(f)~~	~~Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.~~

(ii)	~~(g)~~ Payment ~~of the amount determined under subsections (d) and (e) above~~in settlement of a Stock Appreciation Right may be made solely in whole shares of ~~Company~~Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of ~~Company~~Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(iii)	Upon the exercise of a Stock Appreciation Right, in a manner determined by the Committee, either (i) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, or (ii) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of the Company’s transfer agent, in each case, as soon as practicable following the effective date on which the Stock Appreciation Right is exercised.

(aaa)	~~(h)~~ Effect of Termination of Employment (or Provision of Services). The Committee shall determine the effect of termination of employment or termination of service on each Stock Appreciation Right, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee, (i) in the event that ~~the employment of~~ a Participant’s employment with the Company (or the Participant~~'~~’s service to the Company) shall terminate for any reason other than Cause, death, ~~disability or, retirement, (i~~ or the Participant’s being Disabled, (1) each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term~~,~~ and (~~ii~~2) each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination~~. In~~ and, (ii) in the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account ~~of retirement of the Participant, treatment of each Stock Appreciation Right granted to such Participant that is outstanding as of the date of such termination shall be determined by the Committee in its sole discretion. In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account~~ of Cause, each Stock Appreciation Right that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

Restricted Stock.

Price.	At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

Vesting	Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares, subject to the terms and conditions of the Plan. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse.

Conditions	to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

Restrictions	on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant~~'~~’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

Dividends	on Restricted Stock. ~~The Committee in its discretion may require that any~~Any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

Issuance	of Certificates. The Committee may, upon such terms and conditions as it determines, provide that (~~1~~ i) a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant~~'s name and~~’s name or (ii) subject to applicable law, shares of Common Stock representing a Restricted Stock award shall be credited to the Participant’s account via book-entry transfer and shall be registered in the Participant’s name solely on the records of the Company’s transfer agent, and, in each case, shall bear an appropriate legend or notation, as applicable, specifying that such shares are not transferable and are subject to the ~~provisions~~terms and conditions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, ~~(2) such~~provided that the Common Stock underlying any Restricted Stock award, whether issued in certificate or ~~certificates~~ book-entry form, shall be held in escrow by ~~the Company~~Huron on behalf of the Participant until such shares become vested or are forfeited ~~or (3) subject to applicable law, the Participant's ownership of the Restricted Stock shall be registered by the Company in book entry form.~~ .

Consequences	of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions ~~of~~in Section 9(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests~~, the Company shall cause to be delivered to the Participant to whom such shares were granted, in a manner~~ and as soon as practicable thereafter, Huron shall cause, upon such terms as determined by the Committee ~~(including via book entry), a certificate evidencing such shares, which may bear a restrictive legend,~~ , either (i) a certificate or certificates for shares of Common Stock to be issued to and registered in the name of or for the account of the Participant or other person entitled to receive such shares or (ii) shares of Common Stock to be credited to such person’s account via book-entry transfer and for such shares to be issued and registered in such person’s name solely on the records of the Company’s transfer agent, and, in each case, to cause such shares to bear a restrictive legend if the Committee determines such a legend to be appropriate.

Effect

of Termination of Employment (or Provision of Services). ~~Except as may~~The Committee shall determine the effect of termination of employment or termination of service on each Award of Restricted Stock, subject to the terms and conditions of the Plan. Unless otherwise ~~be provided in the applicable Agreement, and subject to the Committee's authority under Section 4 hereof, upon the termination of a Participant'~~ provided by the Committee, in the event that a Participant’s employment with the Company (or ~~upon cessation of such~~the Participant~~'~~’s ~~services~~service to the Company) shall terminate for any reason other than Cause, death, ~~disability or, retirement~~or the Participant’s being Disabled, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, ~~the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares.~~ Huron. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise. ~~In the event that the employment of a Participant with the Company (or the Participant’s service to the~~

 ~~Company) shall terminate on account of retirement of the Participant, treatment of any and all shares as to which restrictions on transferability apply as of the date of such termination shall be determined by the Committee in its sole discretion.”~~

Phantom Stock.

Vesting	Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares, subject to the terms and conditions of the Plan. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Phantom Stock ~~imposed pursuant to Section 10(c)~~ are satisfied, and subject to Section 10(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

Benefit	Upon Vesting. Unless otherwise provided in an Agreement, upon the vesting of a share of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such share vests or at such other time specified by the Committee at the time of grant or otherwise in accordance with applicable law, an amount, in cash and/or shares of ~~Company~~Common Stock, as determined by the Committee, equal to the sum of (~~1~~ i) the Fair Market Value of a share of ~~Company~~Common Stock on the date on which such share of Phantom Stock vests and (~~2~~ ii) the aggregate amount of cash dividends paid with respect to a share of ~~Company~~Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

Conditions	to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Phantom Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Phantom Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

Effect	of Termination of Employment (or Provision of Services). ~~Except as may~~The Committee shall determine the effect of termination of employment or termination of service on each Award of Phantom Stock, subject to the terms and conditions of the Plan. Unless otherwise ~~be provided in the applicable Agreement, and subject to the Committee's authority under to Section 4 hereof, upon the termination of a Participant'~~ provided by the Committee, (i) in the event that a Participant’s employment ~~(or upon cessation of such~~with the Company (or the Participant~~'~~’s ~~services~~service to the Company) shall terminate for any reason other than Cause, death, ~~disability or, retirement~~or the Participant’s being Disabled, any and all shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be immediately forfeited ~~upon the Participant's termination of employment (or upon cessation of such Participant's services to the Company). In~~and, (ii) in the event that the employment of a Participant with the Company (or the Participant’s service to the Company) shall terminate on account ~~of retirement of the Participant, treatment of any and all shares of Phantom Stock shall be determined by the Committee in its sole discretion. In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account~~ of Cause, any and all shares of Phantom Stock that are outstanding as of the date of such termination, whether or not then vested, shall be immediately terminated at the time of such termination.

Stock Bonuses.

In the event that the Committee grants a Stock Bonus~~, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such~~ to a Participant, in a manner determined by the Committee ~~(including via book entry), as soon as practicable after the date on which such~~, either (a) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares or (b) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such Participant’s name solely on the records of the Company’s transfer agent, in each case, as soon as practicable following the effective date of the grant of the Stock Bonus ~~is payable.~~ .

Other Awards and Cash Incentive Awards.

(bbb)	Other ~~forms~~Awards. Forms of Awards ~~("~~other than those specified in Section 7, 8, 9, 10 or 11 (“Other Awards~~") valued in whole or in part by reference to, or otherwise based on, Company Stock~~”) may be granted either alone or in addition to other Awards under the Plan. An Other Award is an Award that is valued in whole or in part by reference to, or otherwise based on, Common Stock. Subject to the ~~provisions~~terms and conditions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of ~~Company~~Common Stock to be granted pursuant to such Other Awards, or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

(ccc)	Cash Incentive Awards. A specific form of Other Award that may be granted under the Plan is a “Cash Incentive Award”. A Cash Incentive Award is an Award that grants to the Participant a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee and such other conditions, restrictions and contingencies, as determined by the Committee.

~~Special Provisions Regarding Certain Awards.~~ Performance-Based Compensation

~~The Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation under~~

The Committee may designate any Award of Restricted Stock, Phantom Stock, Stock Bonus, or Other Award (including a Cash Incentive Award) granted to a Participant under the Plan as “Performance-Based Compensation” within the meaning ofSection 162(m) of the Code~~. The exercisability and/or payment of such Awards may be subject to the achievement of performance goals based upon one or more Business Criteria and to certification of such achievement in writing by the Committee. Such performance goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.~~ and regulations thereunder. To the extent required by Section 162(m) of the Code, any such Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(ddd)	The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Business Criteria.

(eee)	A Participant otherwise entitled to receive a Performance-Based Compensation Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 13(b), such exercise of discretion may not result in an increase in the amount of the payment.

(fff)	Subject to the other terms and conditions of the Plan, if an Award is intended to constitute Performance-Based Compensation, the Committee may provide that if a Participant’s employment with the Company terminates because of death or the Participant’s being Disabled, or if a Change of Control occurs prior to the Participant’s termination date, the Participant’s Performance-Based Compensation Award may become vested without regard to whether the Award would continue to constitute Performance-Based Compensation.

Nothing in this Section 13 shall preclude the Committee from granting Awards under the Plan or the Committee, Huron or any Affiliate from granting any cash incentive awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Award by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 13 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

2.	Change of Control.

Except as otherwise provided in an Agreement or an Alternative Agreement, in the event that a Participant’s employment or service, as applicable, is terminated by Huron or the successor to Huron (or an Affiliate which is his or her employer) for reasons other than Cause within 12 months following a Change of Control, all Options and Stock Appreciation Rights which are then outstanding shall become immediately exercisable and all other Awards shall become fully vested. If, (i) upon a Change of Control, awards in other shares or securities are substituted for outstanding Awards under the Plan and immediately following the Change of Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change of Control) or remains in continued service (as a director or independent contractor if the Participant was a director or independent contractor immediately prior to the Change of Control) of the entity into which Huron merged, or the purchaser of substantially all of the assets of Huron or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this Section 14 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable, and (ii) if, in connection with a Change of Control, a Participant is offered employment with a successor to Huron (or an Affiliate) for which the Participant is reasonably qualified and on financial terms and conditions which are comparable to the financial terms and conditions that applied to the Participant’s employment immediately prior to the Change of Control, if the Participant does not accept the offer of employment and if , as a result, the Participant’s employment with Huron, its Affiliates and their respective successors is terminated, the Participant shall not be treated as having a termination of employment for purposes of this Section 14.

3.	~~14.~~ Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of ~~Company~~Common Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares or the date of crediting such shares to such person’s account via book-entry transfer. Except for adjustments ~~provided in~~pursuant to Section 3(~~c~~e), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or credit via book-entry transfer is made.

~~15.~~	~~No Employment~~

4.	Limitations of Implied Rights; ~~No Right to Award.~~

(a)	No Right to Employment or Continued Service. Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. ~~No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.~~

(b)	No Claim to Award. No person shall have any claim or right to receive an Award hereunder. The grant of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

(c)	No Right to Assets or Property. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of Huron or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which Huron or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of Huron and any Affiliate. Nothing contained in the Plan shall constitute a guarantee by Huron or any Affiliate that the assets of such companies shall be sufficient to pay any benefits to any person.

5.	~~16.~~ Securities Matters.

Notwithstanding	anything herein to the contrary, ~~the Company~~Huron shall not be obligated to cause to be issued or delivered any certificates evidencing shares of ~~Company~~Common Stock pursuant to the Plan unless and until ~~the Company~~Huron is advised by its counsel (which may be ~~the Company'~~ Huron’s in-house counsel) that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of ~~Company~~Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of ~~Company~~Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

The	transfer of any shares of ~~Company~~Common Stock hereunder shall be effective only at such time as counsel to ~~the Company~~Huron (which may be ~~the Company'~~ Huron’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of ~~Company~~Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of ~~Company~~Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

6.	~~17.~~ Withholding Taxes.

All Awards and other payments under the Plan are subject to withholding of all applicable taxes. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of ~~Company~~Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of ~~Company~~Common Stock having a value equal to the amount of tax required to be withheld, as determined by the Committee~~. Such shares~~ or through the surrender of shares of Common Stock which the Participant already owns; provided, however, that previously-owned shares of Common Stock that have been held by the Participant or shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact). Any shares used to satisfy the withholding obligation shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined~~. Fractional share amounts shall be settled in cash~~. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

7.	~~18.~~ Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of ~~Company~~Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify ~~the Company~~Huron of such election within 10 days of filing notice of the election with the Internal Revenue Service.

~~19.~~	~~Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.~~

~~Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.~~

Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto), or stock exchange or automated quotation system listing requirement. ~~Nothing herein~~ Without limiting the generality of the foregoing, no amendment of the Plan will be made without the approval of Huron’s stockholders if such amendment would (a) materially increase the benefits accruing to a Participant under the Plan; (b) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (c) modify the requirements as to eligibility for participation in the Plan; or (d) permit a decrease of the exercise price for any outstanding Option or Stock Appreciation Right after the date of grant or permit an outstanding Option or Stock Appreciation Right granted under the Plan to be surrendered to Huron as consideration for the grant of a replacement Option or Stock Appreciation Right with a lower exercise price. Nothing in this Section 20 shall restrict the Committee~~'~~’s ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant~~'~~’s rights under any outstanding Award.

~~Transfers Upon Death.~~ Transferability.

(a)

General. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant~~'~~’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind ~~the Company~~Huron unless the Committee shall have been furnished with (~~a~~i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (~~b~~ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

~~22.~~	~~Transfers to Immediate Family Members~~

(b)	~~During~~Family Members. Notwithstanding Section 21(a), during a Participant’s lifetime, the Committee may, in its sole discretion, pursuant to the provisions set forth in this Section ~~22,~~ 21(b), permit the transfer, assignment or other encumbrance of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to ~~the Company~~Huron, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all ~~provisions~~terms and conditions of the Plan.

~~23.~~	~~Leaves of Absence.~~

~~In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting the continuance of Awards while such Participant is in the employ or service of the Company as it may deem equitable, except that in no event may any Option or Stock Appreciation Right be exercised after the expiration of its term.~~

~~24.~~	~~Expenses and Receipts.~~

(c)	Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

8.	Miscellaneous

(a)	Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Huron at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than exercise notice) may be waived by the person entitled to notice.

(b)	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

(c)	Liability for Cash Payments. Subject to the terms and conditions of the Plan, Huron and each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for Huron or the Affiliate, as applicable, by the Participant. Any disputes relating to liability of Huron or an Affiliate for cash payments shall be resolved by the Committee.

(d)	Evidence . Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(e)	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

(f)	Expenses and Receipts. The expenses of the Plan shall be paid by ~~the Company~~Huron. Any proceeds received by ~~the Company~~Huron in connection with any Award may be used for general corporate purposes.

~~25.~~	~~Effective Date and Term of Plan.~~

~~The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.~~

~~26.~~	~~Applicable Law.~~

(g)	Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

~~27.~~	~~Participant Rights.~~

~~No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.~~

~~28.~~	~~Unfunded Status of Awards.~~

~~The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.~~

~~29.~~	~~No Fractional Shares.~~

(h)	No Fractional Shares. No fractional shares of ~~Company~~Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

~~30.~~	~~Beneficiary.~~

~~A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.~~

9.	Effective Date and Term of Plan.

The amendment and restatement of the Plan shall be subject to the requisite approval of the stockholders of Huron. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the terms and conditions of the Plan.

10.	~~31.~~ Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Admission Ticket

Electronic Voting Instructions
You can vote by Internet!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on May 3, 2010.
Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/HURN
• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - James D. Edwards	☐	☐	02 - John McCartney	☐	☐	03 - James H. Roth	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.	To approve the Company’s Amended and Restated 2004 Omnibus Stock Plan.	☐	☐	☐	3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2010.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                                                                 32D V

015U6B

2010 Annual Meeting Admission Ticket

2010 Annual Meeting of

Huron Consulting Group Inc. Stockholders

Monday, May 3, 2010, 1:00 p.m. Eastern Daylight Savings Time

Huron Consulting Group

Six Concourse Parkway, Suite 2050, Atlanta, Georgia 30328

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

ðIF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ð

Proxy — Huron Consulting Group Inc.

Notice of 2010 Annual Meeting of Stockholders

Six Concourse Parkway, Suite 2050, Atlanta, Georgia 30328

Proxy Solicited by Board of Directors for Annual Meeting — Monday, May 3, 2010

James H. Roth and Natalia Delgado, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Huron Consulting Group Inc. to be held on May 3, 2010 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR James D. Edwards, FOR John McCartney, FOR James H. Roth, FOR item 2 to approve the Company’s Amended and Restated 2004 Omnibus Stock Plan and FOR item 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2010.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)